Exhibit 4.1

ESH HOSPITALITY, INC.,

as Issuer

the SUBSIDIARY GUARANTORS named herein,

as Guarantors,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

INDENTURE

Dated as of May 15, 2015

5.25% Senior Notes due 2025

EXHIBITS:

Exhibit A – Form of Note

Exhibit B – Form of Legends

Exhibit C – Form of Certificate

Exhibit D – Form of Guarantee

Exhibit E – Form of Supplemental Indenture in Respect of Subsidiary Guaranty

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of May 15, 2015, among ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”), the Subsidiary Guarantors named herein, as Guarantors, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

ESH REIT has duly authorized the creation of an issue of 5.25% Senior Notes due 2025 and, to provide therefor, ESH REIT and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by ESH REIT and authenticated and delivered hereunder, the valid and binding obligations of ESH REIT and to make this Indenture a valid and binding agreement of ESH REIT and the Subsidiary Guarantors have been done.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

DEFINITIONS AND INCORPORATION BY REFERENCE

Definitions. Set forth below are certain defined terms used in this Indenture.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness. Acquired Indebtedness shall be deemed to have been Incurred on the date such Person becomes a Restricted Subsidiary or on the date of consummation of such Asset Acquisition or other acquisition of assets.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of the Note at May 1, 2020 (such redemption price being set forth in the table appearing in Section 5 of the Notes) plus (ii) all required interest payments due on the Note through May 1, 2020 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the principal amount of the Note on such redemption date.

“Asset Acquisition” means:

(1) an investment by ESH REIT or any of the Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged, amalgamated or consolidated with and into ESH REIT or any of the Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of ESH REIT or any of the Restricted Subsidiaries on the date of such investment; or

(2) an acquisition by ESH REIT or any of the Restricted Subsidiaries from any other Person of assets or one or more properties of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of ESH REIT or any of the Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by ESH REIT or any of the Restricted Subsidiaries, other than to ESH REIT or a Restricted Subsidiary, of:

(1) all or substantially all of the Capital Stock of such Restricted Subsidiary, whether in a single transaction or a series of transactions; or

(2) all or substantially all of the assets that constitute a division or line of business, or one or more properties, of ESH REIT or any of the Restricted Subsidiaries, whether in a single transaction or a series of transactions.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by ESH REIT or any of the Restricted Subsidiaries to any Person other than ESH REIT or any of the Restricted Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the assets that constitute a division or line of business of ESH REIT or any of the Restricted Subsidiaries; or

(3) any property and assets of ESH REIT or any of the Restricted Subsidiaries outside the ordinary course of business of ESH REIT or such Restricted Subsidiary

(4) and, in each of (1), (2) and (3), that is not governed by the provisions of Section 5.01;

provided, however, that “Asset Sale” shall not include:

(1) the lease or sublease of any Real Estate Asset;

(2) sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

(3) the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of ESH REIT as permitted under Section 5.01;

(4) the license or sublicense of intellectual property or other general intangibles;

(5) the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned directly or indirectly by ESH REIT after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

(6) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(7) any Restricted Payment permitted by Section 4.09 or that constitutes a Permitted Investment;

(8) sales, transfers or other dispositions of assets or the issuance of Capital Stock of a Restricted Subsidiary with a fair market value not in excess of $25,000,000 in any transaction or series of related transactions;

(9) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy Section 4.11(c)(2);

(10) sales or other dispositions of cash or Temporary Cash Investments;

(11) the creation, granting, perfection or realization of any Lien permitted under this Indenture;

(12) the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of ESH REIT and the Restricted Subsidiaries, taken as a whole;

(13) sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in ESH REIT’s reasonable judgment, are no longer used or useful in the business of ESH REIT or the Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;

(14) the voluntary unwinding of any hedging agreements or other derivative instruments (including any Interest Rate Agreements and Currency Agreements) other than those entered into for speculative purposes;

(15) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in the bankruptcy or similar proceedings and exclusive factoring or similar arrangements;

(16) receivables owing to ESH REIT or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as ESH REIT or any such Restricted Subsidiary deems reasonable under the circumstances;

(17) the lapse or abandonment in the ordinary course of business of any registrations or application for registration of any patents, trademarks, copyrights, and other intellectual property rights not necessary in the conduct of the business of ESH REIT or its Restricted Subsidiaries; any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition or use of such property;

(18) a disposition of Capital Stock in order to qualify members of the Board of Directors if required by applicable law; and

(19) sales of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1) the sum of the products of:

(x) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

(y) the amount of such principal payment; by

(2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar Federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the Corporate Trust Office of the Trustee are authorized or required by law, regulation or executive order to close.

“Calculation Period” in effect at any time means the most recent period of four consecutive fiscal quarters of ESH REIT ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 4.15.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock; provided, for the avoidance of doubt, than any debt security convertible into or exchangeable for such shares, interests or participations, shall not be treated as Capital Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of ESH REIT and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and l4(d)(2) of the Exchange Act), together with any Affiliates thereof, other than to the Corporation, a Wholly Owned Subsidiary of ESH REIT or a Permitted Holder (whether or not otherwise in compliance with the provisions of this Indenture); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of ESH REIT and its Subsidiaries taken as a whole shall not constitute a Change of Control;

(2) the approval by the holders of Capital Stock of ESH REIT of any plan or proposal for the liquidation or dissolution of ESH REIT (whether or not otherwise in compliance with the provisions of the indenture);

(3) a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of ESH REIT on a fully diluted basis other than the Corporation or any Permitted Holder; or

(4) individuals who on the Issue Date constitute the Board of Directors of ESH REIT (together with any new or replacement directors whose election, appointment or nomination for election by the stockholders of ESH REIT is duly approved by a vote of at least a majority of the members of the Board of Directors of ESH REIT then still in office who either were members of the Board of Directors of ESH REIT on the Issue Date or whose election, appointment or nomination was so approved, either by a specific vote of the Board of Directors or by approval of the proxy statement issued by ESH REIT on behalf of the entire Board of Directors in which such individual is named as nominee for director) cease for any reason to constitute a majority of the members of the Board of Directors of ESH REIT then in office.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Consolidated EBITDA” means, for any period, the aggregate net income (or loss) attributable to ESH REIT and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, increased by, to the extent such amount was deducted in calculating such net income (without duplication):

(1) net income from discontinued operations;

(2) provision for income taxes, including, without limitation, state, provincial or territorial, franchise and similar taxes and foreign withholding taxes;

(3) the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP;

(4) net amount of extraordinary items or non-recurring items, as may be determined by ESH REIT in good faith;

(5) loss from unconsolidated entities;

(6) interest expense, net;

(7) depreciation and amortization;

(8) equity-based compensation expense;

(9) offering costs in connection with the Offering;

(10) impairment charges;

(11) all other non-cash items reducing net income (other than accruals or reserves for items that will require cash payments in future periods), including asset write-offs and write-down related to intangible assets (including goodwill) and long lives assets pursuant to GAAP); and

(12) any (gain) or loss, together with any related provision for taxes on such (gain) or loss, realized in connection with: (a) any disposition of assets by ESH REIT or any Restricted Subsidiary outside the ordinary course of business; or (b) the disposition of any securities by ESH REIT or any Restricted Subsidiary or the extinguishment of any Indebtedness of ESH REIT or a Restricted Subsidiary.

In addition, Consolidated EBITDA shall exclude the impact of all currency translation gains or losses related to non-operating currency transactions.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of ESH REIT and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

(1) the interest portion of any deferred payment obligations;

(2) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(3) the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of ESH REIT or any Restricted Subsidiary; and

(4) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by ESH REIT and the Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of debt discount, amortization of deferred financing charges and debt issuance costs, commissions, fees and expenses and any amortization thereof, (iv) any expensing of bridge, commitment or other financing fees or (v) non-cash costs associated with Interest Rate Agreements or attributable to mark-to-market valuation of derivative instruments pursuant to GAAP.

“Consolidated Senior Debt” means, as of any date, Consolidated Total Debt that (x) is Secured Indebtedness (other than Indebtedness incurred under the Term Loan, under the Revolving Credit Facility or any other Indebtedness that is secured on a pari passu basis with the obligations under the Notes) or (y) was incurred by any Subsidiary of ESH REIT.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness (other than (x) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements or (y) the liquidation value of all redeemable preferred Capital Stock of such Person) of ESH REIT and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office” for administration of this Indenture means the corporate trust office of the Trustee located at 60 Wall Street, 16th Floor, New York, New York 10005, or such other office, designated by the Trustee by written notice to ESH REIT, at which at any particular time its corporate trust business shall be administered, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to ESH REIT).

“Corporation” means Extended Stay America, Inc., a Delaware corporation, and its successors; provided that, with respect to paragraphs (1) and (3) of the definition of “Change of Control,” “Corporation” shall only include successors by merger, consolidation, reorganization or amalgamation whereby no “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of ESH REIT, other than any such person or group that had more than 50% of the total voting power of the Voting Stock of ESH REIT prior to such merger, consolidation, reorganization or amalgamation.

“Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the Revolving Credit Facility), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans (including the Term Loan), swing line loans, notes, securities, letters of credit, swaps, treasury management agreements or other debt obligations (including the Mortgage Loan Agreement), in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders, investors or obligors).

“Currency Agreement” means any agreement or arrangement designed to protect against fluctuations in currency exchange rates.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by ESH REIT or any of its Restricted Subsidiaries in connection with an Asset Sale (other than Replacement Assets and Indebtedness described in the proviso in Section 4.11(a)(2) of this Indenture) that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of ESH REIT, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the Stated Maturity of the Notes (other than into shares of Capital Stock that is not Disqualified Stock); or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.07 and 4.11 and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09. Disqualified Stock shall not include (i) Capital Stock which is issued to any plan for the benefit of employees of ESH REIT or the Corporation or their Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by ESH REIT or the Corporation or their Subsidiaries in order to satisfy applicable statutory or regulatory obligations, (ii) Capital Stock issued to any future, present or former employee, director, officer or consultant of ESH REIT or the Corporation (or any of their respective direct or indirect parents or Subsidiaries) which is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time and (iii) Common Stock of a joint venture entered into in the ordinary course of business that is subject to customary put and call arrangements between joint venture partners.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of ESH REIT, which may include offerings of Capital Stock of ESH REIT paired with Capital Stock of the Corporation.

“ESH REIT Attributable Proceeds” means the Net Cash Proceeds received by ESH REIT from the public or private offering of its Capital Stock, which may include the Net Cash Proceeds from offerings of Capital Stock of ESH REIT paired with Capital Stock of the Corporation, provided, that the Net Cash Proceeds to ESH REIT in the offering of paired shares shall be determined by ESH REIT in good faith and shall include the Net Cash Proceeds from the sale of Class A common stock by ESH REIT to the Corporation if such shares are purchased with the proceeds attributable to the Corporation from the sale of the paired shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with Article IV of this Indenture, any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $25,000,000 will be as determined in good faith by the principal financial officer of ESH REIT, whose determination will be conclusive.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia, and any direct or indirect Subsidiary of such Foreign Subsidiary.

“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.15.

“Funds From Operations” for any period means the consolidated net income attributable to ESH REIT and the Restricted Subsidiaries for such period determined in conformity with GAAP, plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and impairment losses.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in this Indenture, all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Note Legend” means the legends initially set forth on the Notes in the form set forth in Exhibit B.

“Gross Income from Operations” means the sum of (i) rent payments made under the Operating Lease (as defined in the Mortgage Loan Agreement) received by or on behalf of ESH REIT or any Subsidiary of ESH REIT, (ii) that portion of the Gross Income from Operations (as defined in the Mortgage Loan Agreement) received by or on behalf of ESH REIT or any Subsidiary of ESH REIT, (iii) rent payments made under the Supplemental Lease (as defined in the Term Loan) received by or on behalf of ESH REIT or any Subsidiary of ESH REIT and (iv) that portion of the Supplemental Gross Income from Operations (as defined in the Term Loan) received by or on behalf of ESH REIT or any Subsidiary of ESH REIT.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantor” means each Subsidiary Guarantor.

“Guaranty” means a Guarantee by a Guarantor of the payment of the Notes by such Guarantor.

“Holder” means any registered holder on the books of the Registrar, from time to time, of the Notes.

“Incremental Loan-to-Value Ratio” means, with respect to any Calculation Period and any specific Measurement, the percentage determined by the ratio of (a) such Measurement as of the last day of such Calculation Period to (b) the quotient of (i) the Net Operating Income for such Calculation Period divided by (ii) 0.0925. In making the foregoing calculations, the adjustments set forth in clauses (1) through (6) of the second paragraph of the definition of the Interest Coverage Ratio shall also apply.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes accrued expense or trade payables and excluding any such balance or unpaid purchase price to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of ESH REIT that is not Disqualified Stock;

(5) all Capitalized Lease Obligations and Attributable Debt;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person (excluding Permitted Non-Recourse Guarantees until such time as they become unconditional obligations of such Person or any of the Restricted Subsidiaries); and

(8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Interest Rate Agreements.

if, and to the extent, any of the preceding items (other than items (3), (5) and (8) (solely as to Attributable Debt) would appear as a liability on the balance sheet of such Person prepared in accordance with GAAP; provided that if the amount of any such Indebtedness as reflected on such balance sheet differs from the amount of such Indebtedness determined in accordance with the provisions of the next succeeding paragraph, then the amount of such Indebtedness shall be deemed to be the amount determined in accordance with the next succeeding paragraph.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

(1) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

(2) Indebtedness shall not include any liability for foreign, Federal, state, local or other taxes;

(3) Indebtedness shall not include any obligations in respect of indemnification, adjustment of purchase price or similar obligations, non-compete or consulting obligations, deferred taxes, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of ESH REIT or any of the Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by ESH REIT and the Restricted Subsidiaries on a consolidated basis in connection with such disposition; and

(4) Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(x) the aggregate amount of Consolidated EBITDA for the then applicable Four Quarter Period to

(y) the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation (and without duplication),

(1) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to (i) the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions and (ii) the Consolidated EBITDA and Net Operating Income of any such assets acquired or disposed of) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(4) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act, (iii) Pro Forma Cost Savings and (iv) the Consolidated EBITDA and Net Operating Income of any such assets acquired or disposed of) that have been made by any Person that is or has become a Restricted Subsidiary or has been merged with or into ESH REIT or any of its Restricted Subsidiaries during such Reference Period or subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period or subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and

(6) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as ESH REIT may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of ESH REIT to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

“Interest Payment Date” means the applicable Interest Payment Date specified in the Notes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any other Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers and distributors and trade credit made in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of ESH REIT and the Restricted Subsidiaries, residual liabilities with respect to assigned leaseholds and commission, travel and similar advances to employees, directors, officers, managers and consultants of ESH REIT or the Corporation in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the fair market value of the Capital Stock, including options, warrants or other rights to acquire such shares of Capital Stock, (or any other Investment), held by ESH REIT or any of the Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.09:

(i) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to ESH REIT or any of the Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(ii) the fair market value of the assets (net of liabilities (other than liabilities to ESH REIT or any of the Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Government Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Temporary Cash Investments), which in any such case have an Investment Grade Status from either Moody’s or S&P or an equivalent investment grade rating from any other nationally recognized statistical rating organization, and

(2) investments in any fund that invests exclusively in investments of the type described in clause (1), which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investment Grade Status” means (1) a rating of “Baa3” or higher from Moody’s and (2) a rating of “BBB-” or higher from S&P, in each case published by the applicable agency.

“Issue Date” means May 15, 2015.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Loan-to-Value Ratio” means, with respect to any Calculation Period, the percentage determined by the ratio of (a) Consolidated Total Debt as of the last day of such Calculation Period to (b) the quotient of (i) the Net Operating Income for such Calculation Period divided by (ii) 0.0925. In making the foregoing calculations, the adjustments set forth in clauses (1) through (6) of the second paragraph of the definition of the Interest Coverage Ratio shall also apply.

“Measurement” means an amount of Indebtedness, Restricted Payment, Investment, Designated Non-Cash Consideration or obligations with respect to a Lien, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Loan” means Indebtedness Incurred under the Mortgage Loan Agreement or other mortgage loan facility that refinances or replaces Indebtedness outstanding under the Mortgage Loan Agreement following the application of net proceeds of the offering of the Notes as described under “Use of Proceeds” of the Offering Memorandum.

“Mortgage Loan Agreement” means the Loan Agreement, dated as of November 30, 2012, among JPMorgan Chase Bank, National Association, German American Capital Corporation, Citigroup Global Markets Realty Corp., Bank of America, N.A. and Goldman Sachs Mortgage Company, as co-lenders, the Individual Borrowers as identified therein, ESA P Portfolio MD Trust, as the Maryland Owner, ESA Canada Administrator L.L.C., as the Signatory Trustee, ESA Canada Properties Trust, as the Canadian Trust, ESA P Portfolio Operating Lessee Inc. and ESA Canada Operating Lessee Inc., as the Operating Lessee, and New ESA P Portfolio Operating Lessee LLC and New ESA Canada Operating Lessee LLC, as the Operating Lessee Holdco.

“Mortgage Loan Borrower” means any Restricted Subsidiary that is a borrower under the Mortgage Loan solely to the extent of such Mortgage Loan.

“Net Cash Proceeds” means,

(1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to ESH REIT or any of the Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or cash equivalents or Temporary Cash Investments, net of:

(a) brokerage and sales commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers and title and recording taxes);

(b) taxes paid or payable by ESH REIT and the Restricted Subsidiaries taken as a whole, as reasonably determined by ESH REIT (and taking into account whether any such sale qualifies for non-recognition treatment under Section 1031 of the Code) and further taking into account any capital gain dividend to be paid by ESH REIT in respect of such Asset Sale;

(c) all distributions and other payments to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

(d) all payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets or is required, by its terms, by applicable law or for any other reason, to be repaid out of the proceeds from such Asset Sale;

(e) any portion of the purchase price from such Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to ESH REIT or any Restricted Subsidiary;

(f) amounts reserved by ESH REIT and the Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(g) in the case of an Asset Sale by a non-Wholly Owned Subsidiary of ESH REIT, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (g)) attributable to minority interests and distributed to or for account of ESH REIT or a Wholly Owned Subsidiary of ESH REIT as a result thereof, in each case, related to such Asset Sale, and

(2) with respect to any issuance or sale of Capital Stock that is not an Asset Sale or the sale of any Investment, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to ESH REIT or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Net Operating Income” means, for any period the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Notes” means, collectively, ESH REIT’s 5.25% Senior Notes due 2025 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the sale of the Initial Notes as described in the Offering Memorandum.

“Offering Memorandum” means the final Offering Memorandum dated May 1, 2015 pursuant to which the Notes issued on the Issue Date were offered to investors.

“Officer” means any of the following with respect to any Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer, any Assistant Treasurer, the Controller, the General Counsel or the Secretary or any Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of ESH REIT.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, ESH REIT or a Guarantor.

“Operating Expenses” means the sum of (i) that portion of the Operating Expenses (as defined in the Mortgage Loan Agreement) paid by or on behalf of ESH REIT or any Subsidiary of ESH REIT and (ii) that portion of the Supplemental Operating Expenses (as defined in the Term Loan) paid by or on behalf of ESH REIT or any Subsidiary of ESH REIT.

“Pari Passu Indebtedness” means any Indebtedness of ESH REIT or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Subsidiary Guarantee thereof by such Subsidiary Guarantor, as applicable.

“Permitted Business” means any business activity in which ESH REIT and Restricted Subsidiaries are engaged in or propose to engage in (as described in the Offering Memorandum, including any documents incorporated or deemed to be incorporated by reference therein) on the Issue Date, any business activity related to properties customarily constituting assets of a REIT owning assets in the hospitality industry, or any business reasonably related, ancillary, incidental or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Holders” means Centerbridge Partners, L.P., Paulson & Co., Inc. and The Blackstone Group, L.P., or any Affiliate or successor thereto.

“Permitted Investment” means:

(1) an Investment in (a) ESH REIT or any of the Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, ESH REIT or any of the Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(2) investments in cash and Temporary Cash Investments or Investment Grade Government Securities;

(3) Investments made by ESH REIT or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11 or from any other disposition or transfer of assets not constituting an Asset Sale;

(4) Investments represented by Guarantees of Indebtedness that are otherwise permitted to be Incurred under this Indenture;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6) Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(7) any Investment acquired solely in exchange for Capital Stock, including options, warrants or other rights to acquire such shares of Capital Stock (other than Disqualified Stock), of ESH REIT and the Corporation, which ESH REIT did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;

(8) obligations under Interest Rate Agreements and Currency Agreements otherwise permitted under this Indenture;

(9) any transaction which constitutes an Investment to the extent permitted and made in accordance with Section 4.12(b) (except transactions described under clauses (1), (4), (8), (9) and (12) of such paragraph);

(10) any Investment in any Subsidiary or joint venture in which ESH REIT or a Restricted Subsidiary owns Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) in connection with intercompany cash management arrangements or related activities in the ordinary course of business;

(11) any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(12) pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(13) any Investment acquired by ESH REIT or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable or rents receivable held by ESH REIT or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or rents receivable or (b) as a result of a foreclosure by ESH REIT or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(14) any Investment consisting of a loan or advance to officers, directors or employees of ESH REIT, the Corporation or any of the Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of ESH REIT or (b) for additional purposes made in the ordinary course of business

(15) any Investment made in connection with the funding of contributions under any nonqualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by ESH REIT and any of the Restricted Subsidiaries in connection with such plans;

(16) any Investment existing on the Issue Date or made pursuant to a binding commitment in each case, in effect on the Issue Date or an Investment consisting of any extension, modification, replacement or renewal of any such Investment or binding commitment existing on the Issue Date;

(17) additional Investments not to exceed the greater of (x) $200,000,000 and (y) an amount of Investments that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries equal to 3.0% at any time outstanding;

(18) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause not to exceed the greater of (x) $200,000,000 and (y) an amount of Investments that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries equal to 3.0% (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated EBITDA), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(19) Investments in bonds, notes, loans or other Investments acquired solely as a means of implementing government tax or economic incentive programs relating to property or assets used in, and/or permitted public costs in connection with, a Permitted Business, and which shall be repaid from tax revenues;

(20) Entering into Permitted Non-Recourse Guarantees (it being understood that any payments or other transfers made pursuant to such Permitted Non-Recourse Guarantees will not be permitted by this clause (20); and

(21) Investments in account receivables, trade credit, and advances to customers in the ordinary course of business.

“Permitted Liens” means:

(1) Liens on any assets (including real or personal property) of ESH REIT and any Restricted Subsidiary securing Indebtedness and other Obligations (A) under any Credit Facility that were permitted to be incurred under Section 4.08(d)(1) or (B) permitted to be incurred under both Sections 4.08(b) and 4.08(c);

(2) Liens in favor of ESH REIT or the Subsidiary Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with ESH REIT or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with ESH REIT or such Restricted Subsidiary or acquired by ESH REIT or such Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by ESH REIT or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by ESH REIT or such Restricted Subsidiary;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Attributable Debt and Capitalized Lease Obligations) incurred under Section 4.08(d)(14) covering only the assets acquired with such Indebtedness;

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that, any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens securing Permitted Refinancing Indebtedness constituting Secured Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10) Attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11) Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(12) Liens incurred with respect to obligations that do not exceed the greater of (i) $60,000,000 and (ii) the amount of obligations that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries equal to 1.0% at any one time outstanding;

(13) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, securing deductibles, self-insurance, co-payment, co-insurance retention and similar obligations to providers of insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which ESH REIT or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of ESH REIT or any Restricted Subsidiary or deposits or cash or government securities to secure surety or appeal bonds to which ESH REIT or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions; if any, as shall be required by GAAP shall have been made in respect thereof;

(15) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of ESH REIT or a Restricted Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of ESH REIT or such Restricted Subsidiary;

(16) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of ESH REIT or any of the Restricted Subsidiaries;

(17) normal customary rights of setoff, revocation, refund or chargeback with respect to money or instruments upon deposits of cash in favor of collecting or payor banks or other depository institutions;

(18) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than property that is the subject of a Sale and Leaseback Transaction);

(19) Liens of cash or Temporary Cash Investments securing Interest Rate Agreements or Currency Agreements;

(20) Liens, deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(21) Liens on property or assets used to defease Indebtedness that was not incurred in violation of this Indenture;

(22) Liens arising from precautionary UCC financing statements regarding operating leases and consignments;

(23) Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits if either (1) no amounts are due and payable and no Lien has been filed or agreed to, or (2) the validity or amount thereof is being contested in good faith by lawful proceedings, reserve or other provision required by GAAP has been made, and levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance;

(24) any extension, renewal or replacement, in whole or in part of any Lien described in clauses (3), (4), (6) and (7) of this definition of “Permitted Liens”; provided that any such extension, renewal or replacement is no more restrictive in any material respect, taken as a whole, than any Lien so extended, renewed or replaced and does not extend to any additional property or assets;

(25) liens under licensing agreements for use of intellectual property entered into in the ordinary course of business and consistent with past practice, including, without limitation, the licensing of any intellectual property that ESH REIT or any of its Subsidiaries determine to no longer utilize;

(26) Liens incurred in the ordinary course of business not securing Indebtedness and that do not, individually or in the aggregate, detract from the value of property or assets of ESH REIT or any of its Restricted Subsidiaries in any manner material to ESH REIT and its Restricted Subsidiaries taken as a whole;

(27) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(28) Liens on of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber the Capital Stock of any Subsidiary, and (ii) such Liens secure only Indebtedness incurred by Foreign Subsidiaries under clause (18) of Section 4.08(d);

(29) Liens solely on any cash earnest money deposits made by ESH REIT or a Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by ESH REIT or a Restricted Subsidiary in the ordinary course of business; and

(31) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement.

“Permitted Non-Recourse Guarantees” means customary indemnities or Guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business by ESH REIT or any of the Restricted Subsidiaries in financing transactions that are directly or indirectly secured by real property or other real property-related assets (including Capital Stock, and options, warrants or other rights to acquire such shares of Capital Stock) of a joint venture (so long as such joint venture is not a Restricted Subsidiary) or Unrestricted Subsidiary and that may be full recourse or non-recourse to the joint venture or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to ESH REIT or any Restricted Subsidiary except for such indemnities and limited contingent guarantees as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions).

“Permitted Refinancing Indebtedness” means:

(A) any Indebtedness of ESH REIT or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of ESH REIT or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest thereon and the amount of any fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has:

(a) a final maturity date later than the earlier of (x) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or (y) the date that is 91 days after the maturity of the Notes, and

(b) an Average Life equal to or greater than the lesser of (i) the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or (ii) 91 days more than the Average Life of the Notes;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is contractually subordinated in right of payment to the Notes or any Guaranty, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is pari passu in right of payment with the Notes or any Guaranty thereof, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Guarantee; and

(5) such Indebtedness is incurred either by ESH REIT, any Subsidiary Guarantor or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Private Placement Legend” means the legends initially set forth on the Notes in the form set forth in Exhibit B.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented and that are factually supportable and reasonably quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of ESH REIT.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Record Date” means the applicable Record Date specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“Regulation S” means Regulation S under the Securities Act.

“Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary (including the merger of such a Person into a Restricted Subsidiary of ESH REIT).

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, Restricted Subsidiaries refers to Restricted Subsidiaries of ESH REIT.

“Revolving Credit Facility” means the credit agreement, dated November 18, 2013, among ESH REIT, as borrower, the several lenders from time to time parties thereto, Deutsche Bank AG New York Branch, Goldman Sachs Lending Partners LLC, Citibank, N.A., Bank of America, N.A., Barclays Bank PLC, Morgan Stanley Senior Funding, Inc. and Macquarie Capital (USA) Inc., as Syndication Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended pursuant to the First Amendment to Credit Agreement, dated June 23, 2014, together with the related documents thereto (including any guarantee agreements and security documents).

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to ESH REIT or any Restricted Subsidiary of any property, whether owned by ESH REIT or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by ESH REIT or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of ESH REIT or any Restricted Subsidiaries. For the avoidance of doubt, Attributable Debt will be considered to be secured by the asset that is the subject of the Sale and Leaseback Transaction.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Senior Loan-to-Value Ratio” means, with respect to any Calculation Period, the percentage determined by the ratio of (a) Consolidated Senior Debt as of the last day of such Calculation Period to (b) the quotient of (i) the Net Operating Income for such Calculation Period divided by (ii) 0.0925. In making the foregoing calculations, the adjustments set forth in clauses (1) through (6) of the second paragraph of the definition of the Interest Coverage Ratio shall also apply.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable,

provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness which by the terms of such Indebtedness is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guaranty.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means (i) each Restricted Subsidiary of ESH REIT on the Issue Date that Guarantees the Revolving Credit Facility or the Term Loan and (ii) each other Person that is required to become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Subsidiary Guaranty.

“Subsidiary Guaranty” means a Guaranty by a Subsidiary Guarantor.

“Supplemental Indenture” means a Supplemental Indenture, to be entered into substantially in the form attached hereto as Exhibit E.

“Temporary Cash Investment” means any of the following:

(1) United States dollars;

(2) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(3) time deposit accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by (A) a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (B) any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of ESH REIT) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(6) securities with maturities of twelve months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(7) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (3)(A) of this definition;

(8) any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (7) of this definition; and

(9) money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Term Loan” means the credit agreement, dated as of June 23, 2014, among ESH REIT, as borrower, the several lenders from time to time parties thereto, Goldman Sachs Bank USA, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as syndication agents and Goldman Sachs Bank USA, as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents).

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by ESH REIT or any of the Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (“Statistical Release”) that has become publicly available at least two business days prior to the redemption date or, in the case of a satisfaction, discharge or defeasance, at least two Business Days prior to the deposit of funds with the Trustee to pay and discharge the entire Indebtedness of the Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2020; provided, however, that if the period from the redemption date to May 1, 2020, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in the Preamble of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unrestricted Subsidiary” means

(1) any Subsidiary of ESH REIT that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of ESH REIT in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

Except during a Suspension Period, the Board of Directors of ESH REIT may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of ESH REIT) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, ESH REIT or any of its Restricted Subsidiaries at the time of designation; provided, however, that:

(i) any Guarantee by ESH REIT or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by ESH REIT or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

(ii) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.09; and

(iii) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (i) above would be permitted under Section 4.09.

The Board of Directors of ESH REIT may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

(x) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(y) all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors of ESH REIT shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of ESH REIT, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by ESH REIT or one or more Wholly Owned Subsidiaries of ESH REIT.

Other Definitions.

Term	Defined in Section
“144A Global Notes”	2.01

“Acceptable Commitment”	4.11(c)

“Additional Notes”	2.02

“Applicable Law”	11.14

“Asset Sale Offer”	4.11(d)

“Authentication Order”	2.02

“Change of Control Offer”	4.07(a)

“Change of Control Payment”	4.07(b)

“Change of Control Payment Date”	4.07(b)

“Covenant Defeasance”	8.02(c)

“Event of Default”	6.01

“Excess Proceeds”	4.11(c)

“Global Note”	2.01

“Initial Global Notes”	2.01

“Initial Notes”	2.02

“Legal Defeasance”	8.02(b)

“Participants”	2.14(a)

“Paying Agent”	2.03

“Physical Notes”	2.01

“purchase”	4.09(a)(3)

“Refunding Capital Stock”	4.09(b)(4)

“Registrar”	2.03

“Regulation S Global Notes”	2.01

“Restricted Payments”	4.09(a)

“Reversion Date”	4.16

“Suspended Covenant”	4.16

“Suspension Period”	4.16

Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“obligor” on the indenture securities means ESH REIT, any Guarantor or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(7) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(8) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(9) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(10) the amount of any preferred stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock; and

(11) all references to the date the Notes were originally issued shall refer to the Issue Date, except as otherwise specified.

THE NOTES

Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. ESH REIT shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Guaranty from each of the Guarantors existing on the date of authentication of such Note endorsed thereon substantially in the form of Exhibit D.

The terms and provisions contained in the Notes and the Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, ESH REIT, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the “144A Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by ESH REIT and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form of Exhibit A (the “Regulation S Global Notes” and, together with the 144A Global Notes, the “Initial Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by ESH REIT and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by ESH REIT (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any (the “Physical Notes”).

Additional Notes ranking pari passu with the Initial Notes (as defined in Section 2.02) may be created and issued from time to time by ESH REIT without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes; provided that ESH REIT’s ability to issue Additional Notes shall be subject to ESH REIT’s compliance with Section 4.08. The Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together as one class on all matters with respect to the Notes; provided further that if the Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes the Additional Notes will have a separate CUSIP number, if applicable. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.

Execution, Authentication and Denomination; Additional Notes. One Officer of ESH REIT (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for ESH REIT by manual, facsimile, pdf attachment or other electronically transmitted signature. One Officer of each Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Guarantee for such Guarantor by manual, facsimile, pdf attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note or Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note (and the Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount of $500,000,000 (the “Initial Notes”) and (ii) additional Notes (the “Additional Notes”) in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including Section 4.08), in each case upon a written order of ESH REIT in the form of a certificate of an Officer of ESH REIT (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, each such Authentication Order from ESH REIT shall be accompanied by an Opinion of Counsel of ESH REIT in a form reasonably satisfactory to the Trustee; provided that no such Opinion of Counsel of ESH REIT will be required for the authentication of Initial Notes.

All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes shall bear any legend required by applicable law and such other legends as may be required under the terms of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to ESH REIT to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with ESH REIT and Affiliates of ESH REIT.

The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registrar and Paying Agent. ESH REIT shall maintain or cause to be maintained an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”). ESH REIT may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve ESH REIT of its obligation to maintain or cause to be maintained an office or agency in the United States of America, for such purposes. ESH REIT or any of its Subsidiaries may act as Registrar or Paying Agent. The Registrar, as an agent of ESH REIT, shall keep a register, including ownership, of the Notes and of their transfer and exchange. ESH REIT, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. ESH REIT initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

ESH REIT shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. ESH REIT shall notify the Trustee, in advance, of the name and address of any such Agent. If ESH REIT fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Paying Agent To Hold Assets in Trust. ESH REIT shall require each Paying Agent other than the Trustee or ESH REIT or any Subsidiary of ESH REIT to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by ESH REIT or any other obligor on the Notes), and shall notify the Trustee in writing of any Default by ESH REIT (or any other obligor on the Notes) in making any such payment. ESH REIT at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by ESH REIT to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, ESH REIT shall furnish to the Trustee at least two Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Transfer and Exchange. Subject to Sections 2.14 and 2.15, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to ESH REIT and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, ESH REIT shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but ESH REIT may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Without the prior written consent of ESH REIT, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the giving of a notice of redemption of Notes and ending at the close of business on the day of such notice, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, ESH REIT shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a replacement Note if the Trustee’s and ESH REIT’s requirements are met. Such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both ESH REIT and the Trustee, to protect ESH REIT, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced.

Every replacement Note is an additional obligation of ESH REIT and every replacement Guarantee shall constitute an additional obligation of the Guarantor thereof.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because ESH REIT, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than ESH REIT or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by ESH REIT or any of its Affiliates shall be disregarded as required by the Trust Indenture Act, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee, actually knows are so owned shall be disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not ESH REIT or any obligor upon the Notes or any Affiliate of ESH REIT or of such other obligor.

Temporary Notes. Until definitive Notes are ready for delivery, ESH REIT may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that ESH REIT considers appropriate for temporary Notes. Without unreasonable delay, ESH REIT shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

Cancellation. ESH REIT at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than ESH REIT or a Subsidiary of ESH REIT), and no one else, shall cancel and, at the written direction of ESH REIT, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, ESH REIT may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If ESH REIT or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Defaulted Interest. If ESH REIT defaults in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. ESH REIT may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the 15th day next preceding the date fixed by ESH REIT for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, ESH REIT shall mail (or otherwise deliver in accordance with the procedures of the Depository) to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

CUSIP and ISIN Numbers. ESH REIT in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. ESH REIT shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B as applicable.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by ESH REIT, the Trustee and any agent of ESH REIT or the Trustee as the absolute owner of the Global

Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent ESH REIT, the Trustee or any agent of ESH REIT or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies ESH REIT that it is unwilling or unable to act as Depository for any Global Note or that the Depository is no longer a registered clearing agency under the Exchange Act, ESH REIT so notifies the Trustee in writing and a successor Depository is not appointed by ESH REIT within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.14(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.14, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and ESH REIT shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.14, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) ESH REIT shall execute, (ii) the Guarantors shall execute notations of Guaranties on and (iii) the Trustee shall upon written instructions from ESH REIT authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.14 shall, except as otherwise provided by Section 2.15, bear the Private Placement Legend.

(f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Special Transfer and Exchange Provisions.

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding ESH REIT as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Notes, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Notes in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(iii) if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Notes, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Notes in an amount equal to the principal amount of the Notes to be transferred.

(b) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

(i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor and such certifications, legal opinions and other information as the Trustee or ESH REIT may reasonably request; and

(ii) (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Notes or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Notes in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Notes to be transferred or cancel the Physical Notes to be transferred and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the Rule 144A Global Notes or the Physical Notes, as the case may be, to be transferred.

(c) [Reserved]

(d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to ESH REIT and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold pursuant to an effective registration statement under the Securities Act.

(f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or Section 2.15. ESH REIT shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(g) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

REDEMPTION

Notices to Trustee. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 and Section 6 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date. If ESH REIT elects to redeem Notes pursuant to Section 5 or Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. ESH REIT shall give notice of redemption, in writing, to the Trustee at least 45 days before the date fixed for redemption (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time pursuant to Section 5 or Section 6 of the Notes, the Trustee shall select Notes for redemption as follows:

(x) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed; or

(y) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with the Depository’s procedures;

provided, however, that, in the case of such redemption pursuant to Section 6 of the Notes, the Trustee shall select the Notes on a pro rata basis to the extent practicable, by lot or such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, unless another method is required by law or applicable exchange or depositary requirements (subject to the procedures of the Depository).

No Notes of $2,000 or less shall be redeemed in part.

Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, ESH REIT shall mail a notice of redemption by first class mail, postage prepaid, or as otherwise provided in accordance with the procedures of the Depository, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed (or otherwise provided in accordance with the procedures of the Depository) more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII hereof. Notices of redemption may be given prior to the completion of an Equity Offering, and any redemption or notice may, at ESH REIT’s discretion, be subject to the completion of an Equity Offering. At ESH REIT’s request, the Trustee shall forward the notice of redemption in ESH REIT’s name and at ESH REIT’s expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption shall be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5) that, unless ESH REIT defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(7) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

The notice, if given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Except as otherwise provided in this Article III, notices of redemption may not be conditional.

At ESH REIT’s request, the Trustee shall give the notice of redemption in the name of ESH REIT and at its expense; provided that ESH REIT shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be given or caused to be given to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The Trustee shall have no duty to calculate or verify the calculation of any Applicable Premium included in the Redemption Price stated in any such notice.

Effect of Notice of Redemption. Subject to Section 3.03, once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption and the only right of the Holders of such Notes will be to receive payment of the Redemption Price unless ESH REIT shall have not complied with its obligations pursuant to Section 3.05.

Deposit of Redemption Price. On or before 11:00 a.m. New York City time (or such later time as has been agreed to by the Paying Agent) on the Redemption Date, ESH REIT shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to ESH REIT any money deposited with the Paying Agent by ESH REIT in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If ESH REIT complies with the preceding paragraph, then, unless ESH REIT defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Mandatory Redemption. ESH REIT will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

COVENANTS

Payment of Notes. ESH REIT shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than ESH REIT or an Affiliate thereof) holds no later than 11:00 a.m. New York City time on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

ESH REIT shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

Maintenance of Office or Agency. ESH REIT shall maintain in the United States of America, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). ESH REIT shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time ESH REIT shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the address of the Corporate Trust Office.

ESH REIT may also, from time to time, designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. ESH REIT shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

ESH REIT hereby initially designates the Corporate Trust Office of the Trustee, as such office of ESH REIT in accordance with Section 2.03.

Corporate Existence. Except as otherwise permitted by Article Five, ESH REIT shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence, as applicable, of each of the Restricted Subsidiaries of ESH REIT in accordance with the respective organizational documents of each such Restricted Subsidiary and the related material rights (charter and statutory) of ESH REIT and each Restricted Subsidiary of ESH REIT; provided, however, that ESH REIT shall not be required to preserve any such right or existence with respect to itself or any Restricted Subsidiary if the Board of Directors of ESH REIT or any Officer of ESH REIT shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of ESH REIT and its Restricted Subsidiaries, taken as a whole, and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of ESH REIT to perform its obligations hereunder and provided, further, however, that the foregoing shall not prohibit a sale, transfer, conveyance, lease or disposal of a Restricted Subsidiary or any of ESH REIT’s or any Restricted Subsidiary’s assets in compliance with the terms of this Indenture.

Further Instruments and Acts. Upon request of the Trustee or as necessary, ESH REIT shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Compliance Certificate; Notice of Default.

(a) ESH REIT shall deliver to the Trustee, within 120 days after each December 31, commencing with December 31, 2015, an Officer’s Certificate signed by the principal executive officer, principal financial officer, principal operating officer or principal accounting officer of ESH REIT stating that a review of the activities of ESH REIT and the Restricted Subsidiaries has been made under the supervision of the signing Officer with a view to determining whether ESH REIT and the Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of such Officer’s knowledge, ESH REIT and the Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, ESH REIT is taking or proposes to take with respect thereto.

(b) ESH REIT shall deliver to the Trustee, within 30 days after ESH REIT becomes aware (unless such Default has been cured before the end of the 30-day period) of the occurrence of any Default, an Officer’s Certificate specifying the Default and what action, if any, ESH REIT is taking or proposes to take with respect thereto.

Waiver of Stay, Extension or Usury Laws. ESH REIT and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive ESH REIT or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Guaranty of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Change of Control.

(a) If a Change of Control occurs, each holder of Notes will have the right to require ESH REIT to purchase some or all (in principal amounts of $2,000 or an integral multiple of $1,000) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”).

(b) Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required, within 20 Business Days following a Change of Control, ESH REIT will give a notice to each Holder (with a copy to the Trustee) describing the Change of Control, and offering to repurchase Notes on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is given.

(c) On the Change of Control Payment Date, ESH REIT will, to the extent lawful:

(1) accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit the Change of Control Payment with the Paying Agent in respect of all Notes so accepted; and

(3) deliver to the Trustee the Notes accepted and an Officer’s Certificate stating the aggregate principal amount of all Notes purchased by ESH REIT.

(d) The Paying Agent will promptly transmit to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon written instruction of ESH REIT, will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

(e) ESH REIT will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.07, ESH REIT will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.

(f) ESH REIT shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by ESH REIT and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to Section 5 or 6 of the Notes. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

Limitation on Indebtedness.

(a) ESH REIT shall not, and shall not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) unless, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the Loan-to-Value Ratio as of the last day of the most recently ended Calculation Period on or prior to the date of determination is equal to or less than 65.0%.

(b) ESH REIT shall not, and shall not permit any of the Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness) unless, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the Senior Loan-to-Value Ratio as of the last day of the most recently ended Calculation Period on or prior to the date of determination is equal to or less than 45.0%.

(c) ESH REIT shall not, and shall not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of ESH REIT and the Restricted Subsidiaries on a consolidated basis would be less than 2.0 to 1.0; provided that the amount of Indebtedness (including Acquired Indebtedness) that may be Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed in the aggregate an Incremental Loan-to-Value Ratio of the Restricted Subsidiaries of 2.0%, other than with respect to any Mortgage Loan Borrower with respect to Mortgage Loans.

(d) Notwithstanding paragraph (a), (b) or (c) above, ESH REIT or any of the Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

(1) Indebtedness of ESH REIT or any of the Restricted Subsidiaries outstanding under any Credit Facility, including the Mortgage Loan Agreement, at any time in an aggregate principal amount not to exceed the greater of (x) $2.7 billion and (y) an amount of Indebtedness that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries of 45.0%;

(2) Indebtedness of ESH REIT or any of the Restricted Subsidiaries owed to:

(i) ESH REIT evidenced by an unsubordinated promissory note, or

(ii) ESH REIT or any Restricted Subsidiary;

provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of ESH REIT or any subsequent transfer of such Indebtedness (other than to ESH REIT or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3) Indebtedness of ESH REIT or any of the Restricted Subsidiaries under Currency Agreements or Interest Rate Agreements; provided that such agreements (x) are designed primarily to protect ESH REIT or any of the Restricted Subsidiaries against fluctuations in interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(4) Indebtedness of ESH REIT or any of the Restricted Subsidiaries, to the extent the net proceeds thereof are promptly:

(i) used to purchase Notes tendered in a Change of Control Offer made as a result of a Change of Control,

(ii) used to redeem all of the Notes pursuant to Section 5 of the Notes,

(iii) deposited to defease the Notes as described in Sections 8.02 and 8.03, or

(iv) deposited to discharge the obligations under the Notes and this Indenture as described in Section 8.01;

(5) (i) Guarantees by ESH REIT of Indebtedness of any of the Restricted Subsidiaries; (ii) Guarantees of Indebtedness of ESH REIT by any of the Restricted Subsidiaries; provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.14, and (iii) Guarantees by Restricted Subsidiaries of any Indebtedness of any other Restricted Subsidiary; provided, that any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of ESH REIT and the Guarantors under the Notes;

(6) Indebtedness outstanding on the Issue Date (other than pursuant to clause (1));

(7) Indebtedness represented by the Notes and the Guaranties issued on the Issue Date;

(8) Indebtedness (i) consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply agreements, in each case incurred in the ordinary course of business and (ii) owed to any person providing insurance to ESH REIT or any Restricted Subsidiary so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance;

(9) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

(10) Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, indemnities, bankers’ acceptances, performance, bid, completion, return-of-money, appeal, and surety bonds or guarantees and similar types of obligations in the ordinary course of business;

(11) Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(12) Indebtedness supported by a letter of credit procured by ESH REIT or any of the Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(13) Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under the provisions of Sections 4.08(a), (b) and (c) or clauses (4), (6), (7), (13), (14), (16), (17), (18), (19), (20) or (22) of this Section 4.08(d);

(14) Indebtedness (including Attributable Debt and Capitalized Lease Obligations) Incurred by ESH REIT or any Restricted Subsidiary within 365 days of the related purchase, lease or improvement, to finance the purchase, lease or improvement of property (real or personal) or equipment used in the business of ESH REIT or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $125,000,000 and (y) an amount of Indebtedness that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries of 2.0%;

(15) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any other Person for the purpose of acquiring or financing the acquisition of any such business, assets or Restricted Subsidiary;

(16) contingent liabilities in respect of any indemnification, adjustment of purchase price, non-compete, consulting, deferred taxes and similar obligations of ESH REIT and the Restricted Subsidiaries incurred in connection with acquisitions;

(17) the Incurrence of Acquired Indebtedness by ESH REIT or any Restricted Subsidiary in connection with the acquisition of any Person (whether by merger, consolidation, acquisition of Capital Stock or otherwise), Asset Acquisition or other asset acquisition by ESH REIT or any of its Restricted Subsidiaries; provided that any Person that is so acquired (including pursuant to an Asset Acquisition) is primarily engaged in a Permitted Business and becomes, upon such acquisition, a Restricted

Subsidiary or is merged into ESH REIT or a Restricted Subsidiary and any assets so acquired (including pursuant to an Asset Acquisition) are used or useful in a Permitted Business; and provided, further, that, immediately after giving effect to such acquisition and the Incurrence of such Acquired Indebtedness, no Event of Default shall have occurred and be continuing (or would result therefrom) and either (1) the Interest Coverage Ratio would be greater than immediately prior to such transactions, or (2) ESH REIT would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.08(c) without giving effect to the proviso in such Section 4.08(c);

(18) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed an amount of Indebtedness that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries equal to 1.0% as of any date of Incurrence;

(19) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and (ii) deferred compensation to employees incurred in the ordinary course of business;

(20) Indebtedness owed by ESH REIT to the Corporation the aggregate principal amount of which at any time outstanding may not exceed the greater of (x) $300,000,000 and (y) an amount of Indebtedness that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries of 5.0%, provided that such Indebtedness is junior in right of payment to the Notes;

(21) Indebtedness arising from or in connection with accounts payable for deferred purchase price of property or services in the ordinary course of business greater than 90 days past the invoice billing date which are being contested in good faith by appropriate proceedings and for which adequate reserves shall be have been established in conformity with GAAP; and

(22) additional Indebtedness of ESH REIT and the Restricted Subsidiaries in aggregate principal amount at any time outstanding not to exceed the greater of (x) $250,000,000 and (y) an amount of Indebtedness that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries of 4.0%; provided, however, that any Permitted Refinancing Indebtedness Incurred under clause (13) above in respect of such Indebtedness shall be deemed to have been Incurred under this clause (22) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (22).

(e) Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that ESH REIT or any of the Restricted Subsidiaries may Incur pursuant to this Section 4.08 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (1) through (22) of paragraph (d) above or is entitled to be Incurred pursuant to paragraphs (a), (b) and (c) above, ESH REIT shall, in its sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its Incurrence and determine the order of such Incurrence (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. At any time that ESH REIT or the Restricted Subsidiaries would be entitled to have Incurred any then outstanding Indebtedness under paragraphs (a), (b) and (c) of this Section 4.08, such Indebtedness shall be automatically reclassified into Indebtedness Incurred pursuant to those paragraphs. Notwithstanding the foregoing, any Indebtedness Incurred on or prior to the Issue Date and outstanding under the Revolving Credit Facility, Term Loan and the Mortgage Loan Agreement on the Issue Date shall be deemed to have been Incurred under clause (1) of paragraph (d) above and may not be reclassified. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be included.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses Incurred in connection with the issuance of such new Indebtedness; provided further, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments.

(a) ESH REIT shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to Capital Stock of ESH REIT or any Restricted Subsidiary held by Persons other than ESH REIT or any of the Restricted Subsidiaries other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock;

(2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of ESH REIT or its direct or indirect parent entities held by any Person (other than a Restricted Subsidiary);

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, or give any irrevocable notice of redemption of Subordinated Indebtedness of ESH REIT or any Guarantor, in each case excluding (i) any intercompany Indebtedness between or among ESH REIT or any of the Subsidiary Guarantors or Mortgage Loan Borrowers; (ii) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement; and (iii) the giving of an irrevocable notice of redemption with respect to a transaction described in clauses (3) or (5) of Section 4.09(b); or

(4) make an Investment, other than a Permitted Investment, in any Person, (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing,

(B) ESH REIT could not Incur at least $1.00 of Indebtedness under each of paragraphs (a) and (c) of Section 4.08 without giving effect to the proviso in such paragraph (c), or

(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the chief financial officer of ESH REIT, whose determination shall be conclusive) made after the Issue Date shall exceed the sum of, without duplication:

(i) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2015 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.15, plus

(ii) 100% of the sum of (A) the aggregate ESH REIT Attributable Proceeds after the Issue Date from the issuance and sale of ESH REIT’s Capital Stock or any options, warrants or other rights to acquire Capital Stock of ESH REIT and (B) the aggregate Net Cash Proceeds or the fair market value of other property received from the issuance or sale of convertible or exchangeable indebtedness of ESH REIT upon conversion or exchange of such Indebtedness into Capital Stock and (C) contributions to the equity capital of ESH REIT by any Person other than a Restricted Subsidiary, exclusive of (i) any Disqualified Stock, (ii) any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the Notes or (iii) issuances and sales to the Corporation, other than ESH REIT Attributable Proceeds from the sale of paired shares in an Equity Offering, plus

(iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to ESH REIT or any of the Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by ESH REIT and the Restricted Subsidiaries in such Person or Unrestricted Subsidiary and treated as a Restricted Payment, plus

(iv) the fair market value of non-cash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of ESH REIT utilized pursuant to clauses (3) or (4) of Section 4.09(b)) of ESH REIT, in each case, on or subsequent to January 1, 2015, plus

(v) without duplication, in the event ESH REIT or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount not to exceed the amount of Investments previously made by ESH REIT and the Restricted Subsidiaries in such Person that was treated as a Restricted Payment.

(b) Notwithstanding Section 4.09(a), the limitations on Restricted Payments described above shall not apply to the following:

(1) the payment of any distribution or other action which ESH REIT believes in good faith is necessary either to maintain ESH REIT’s status as a real estate investment trust under the Code or to enable ESH REIT to avoid payment of any tax that could be avoided by reason of a distribution or other action by ESH REIT, including actions necessary to maintain the pairing arrangement of ESH REIT’s Class B common stock with the Corporation’s common stock, other than in connection with a voluntary share repurchase by ESH REIT;

(2) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at said date of declaration or notice, such payment would comply with the provisions of this Indenture governing the Notes (the declaration of such payment will be deemed a Restricted Payment under Section 4.09(a) as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 4.09(a)); provided, however, that any Restricted Payment made in reliance on this clause (2) shall reduce the amount available for Restricted Payments pursuant to Section 4.09(a)(4)(C) only once;

(3) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, and related transaction expenses, with the proceeds of, or in exchange for, Indebtedness Incurred under Sections 4.08(a), (b) or (c) or Section 4.08(d)(13);

(4) (a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of ESH REIT (other than any Disqualified Stock or any Capital Stock sold to ESH REIT or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by ESH REIT or any of its Subsidiaries) or from substantially concurrent contributions to the equity capital of ESH REIT (collectively, including any such contributions, “Refunding Capital Stock”) (with any offering within 90 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (4) shall be excluded from the amount described in Section 4.09(a)(4)(C)(ii);

(5) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest with the proceeds of, or in exchange for, an issuance of, shares of Capital Stock of ESH REIT (or options, warrants or other rights to acquire such Capital Stock) that occurs within 90 days of such payment, redemption, repurchase, defeasance or other acquisition or retirement for value; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payments pursuant to this clause (5) shall be excluded from the amount described in Section 4.09(a)(4)(C)(ii);

(6) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock (or options, warrants or other rights to acquire such Capital Stock) of ESH REIT or any Restricted Subsidiary in each case held by any of ESH REIT’s, the Corporation’s or any Restricted Subsidiaries’ current or former officers, directors, consultants or employees (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount paid by ESH REIT and the Restricted Subsidiaries pursuant to this clause (6) shall not exceed $10,000,000 in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by ESH REIT or a Restricted Subsidiary for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over to the next succeeding calendar year; provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of ESH REIT to members of management, directors or consultants of ESH REIT, the Corporation or any of the Restricted Subsidiaries that occurs after the Issue Date, to the extent such proceeds (i) have not otherwise been and are not thereafter applied to the payment of any other Restricted Payment or (ii) are not attributable to loans made by ESH REIT or a Restricted Subsidiary for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by ESH REIT and the Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (6); provided further, that any amount referred to in clauses (A) and (B) of this clause (6) not used in such fiscal year may be carried forward and used in the next succeeding fiscal year;

(7) payments made or expected to be made by ESH REIT or any Restricted Subsidiary, in each case, in respect of withholding or similar taxes payable upon exercise of options to purchase Capital Stock by any future, present or former employee, director, officer, manager or consultant (or any permitted transferees, assigns, estates or heirs of any of the foregoing) of ESH REIT or the Corporation and any repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or required withholding or similar taxes and cashless repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.07 and 4.11; provided that all Notes validly tendered by holders of Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(9) the making of any Restricted Payment in the form of a dividend or any other distribution to ESH REIT or any Restricted Subsidiary on the Capital Stock of such Person or with respect to any other interest or participation in, or measured by, its profits;

(10) the declaration and payment of dividends on Disqualified Stock the issuance of which was permitted under Section 4.08;

(11) payments or distributions to dissenting stockholders or dissenting holders of other Capital Stock (or options, warrants or other rights to acquire such Capital Stock) of ESH REIT pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Section 5.01;

(12) the payment of cash (A) in lieu of issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of ESH REIT or (B) in lieu of issuance of whole shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of ESH REIT;

(13) any Restricted Payment with respect to preferred interests issued to satisfy the “100 shareholders” REIT qualification requirement under Section 856(a)(5) of the Code, in an amount not to exceed $100,000 per annum in the aggregate;

(14) payments made for Capital Stock, including options, warrants or other rights to acquire such shares of Capital Stock (other than Disqualified Stock), of the Corporation in connection with the ESH Hospitality, Inc. 2013 Long-Term Incentive Plan, or any successor plan approved by the stockholders of ESH REIT to settle shares under the plan;

(15) any payments or other transactions pursuant to (i) the Amended and Restated Services Agreement, dated as of November 12, 2013, entered into among ESH REIT, the Corporation, and ESA Management, LLC, or any amendment or successor to such agreement, or (ii) any tax-sharing agreement between ESH REIT, any Restricted Subsidiary or any other Person with which ESH REIT or the Restricted Subsidiary files a consolidated tax return or with which ESH REIT or the Restricted Subsidiary is part of a consolidated group for tax purposes, provided that, in the case of a tax-sharing agreement, such payments shall not exceed the amount of the tax liability that would have been incurred by ESH REIT or such Restricted Subsidiary if ESH REIT or the Restricted Subsidiary had filed a separate tax return on a stand-alone basis for the period to which such payment is attributable; or

(16) additional Restricted Payments in an aggregate amount at any time outstanding not to exceed the greater of (x) $300,000,000 and (y) an amount that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries equal to 5.0%;

provided, however, that, except in the case of clauses (1), (2), (3), (6) through (9) and (11) through (15), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

(c) The net amount of any Restricted Payment permitted pursuant to Section 4.09(b)(1) and (2) shall be included in calculating whether the conditions of Section 4.09(a)(4)(C) have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to Sections 4.09(b)(3) through (16) shall be excluded in calculating whether the conditions of Section 4.09(a)(4)(C) have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by ESH REIT or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In determining whether any Restricted Payment is permitted by this covenant, ESH REIT and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in Sections 4.09(b)(1) through (16) or among such categories and the types of Restricted Payments described in Section 4.09(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this covenant.

Liens. ESH REIT shall not, and shall not permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable or prior basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

Limitation on Asset Sales.

(a) ESH REIT shall not, and shall not permit any of the Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by ESH REIT or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2) at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, with respect to the sale of one or more properties that up to 75% of the consideration may consist of Indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.

(b) For purposes of this Section 4.11, each of the following shall be deemed to be cash:

(1) any liabilities of ESH REIT or the Restricted Subsidiaries (as shown on the most recent consolidated balance sheet of ESH REIT and the Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guaranty) that are assumed by the transferee of any such assets pursuant to an agreement that releases ESH REIT or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;

(2) any securities, evidences of Indebtedness, notes or other obligations received by ESH REIT or any such Restricted Subsidiary from such transferee that are converted by ESH REIT or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and

(3) any Designated Non-Cash Consideration received by ESH REIT or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at the time outstanding, not to exceed the greater of (x) $125,000,000 and (y) the amount of Designated Non-Cash Consideration that would result in an Incremental Loan-to-Value Ratio of ESH REIT and the Restricted Subsidiaries equal to 2.0%, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

In addition, any Asset Sale arising from any sale, transfer or other disposition of an Investment in a joint venture to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture or similar agreements need not comply with clauses (1) and (2) of Section 4.11(a) to the extent that such transaction is otherwise permitted under this Indenture and the Net Cash Proceeds received in such transaction shall be applied in accordance with the provisions of this Section 4.11.

(c) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, ESH REIT or any such Restricted Subsidiary may apply such Net Cash Proceeds:

(1) to prepay, repay, redeem or purchase Secured Indebtedness of ESH REIT or a Subsidiary Guarantor (in each case other than Indebtedness owed to ESH REIT or an Affiliate of ESH REIT) or Mortgage Loans incurred by any Mortgage Loan Borrower;

(2) to make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary;

(3) to prepay, repay, redeem or purchase Pari Passu Indebtedness of ESH REIT or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that if ESH REIT or a Subsidiary Guarantor shall so prepay, repay, redeem or purchase any such Pari Passu Indebtedness, ESH REIT shall equally and ratably reduce obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, ESH REIT shall make an offer (in accordance with the procedures set forth below) with the ratable proceeds to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon, up to the principal amount of Notes that would otherwise be prepaid;

(4) to fund all or a portion of an optional redemption of the Notes pursuant to Section 5 of the Notes;

(5) to make one or more capital expenditures;

(6) to acquire Replacement Assets to be used or that are useful in a Permitted Business; or

(7) any combination of the foregoing;

provided that ESH REIT shall be deemed to have complied with the provisions described in clauses (2), (5) and (6) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, ESH REIT or any of the Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, acquire Replacement Assets or make a capital expenditure in compliance with the provisions described in clauses (2), (5) and (6) of this paragraph (each an “Acceptable Commitment”), and that Acceptable Commitment (or a replacement commitment should the Acceptable Commitment be subsequently cancelled or terminated for any reason) is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any Net Cash Proceeds, ESH REIT may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365-day period as set forth in this paragraph (c) and not so applied by the end of such period shall constitute “Excess Proceeds.”

(d) When the aggregate amount of Excess Proceeds exceeds $25,000,000, ESH REIT shall make an offer to all holders of the Notes and, if required by the terms of any Indebtedness that is Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness on a pro rata basis (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. ESH REIT will commence an Asset Sale Offer with respect to Excess Proceeds within 20 Business Days after the date that Excess Proceeds exceed $25,000,000 by delivering the a notice containing the information otherwise required for redemptions pursuant to Section 3.03, with a copy to the Trustee. ESH REIT may satisfy the foregoing obligations with respect to any Excess Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Excess Proceeds prior to the expiration of the relevant 365 days or with respect to Excess Proceeds of $25,000,000 or less.

(e) To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, ESH REIT and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and ESH REIT shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered (and in the case of the Notes, in accordance with the procedures of DTC). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero. ESH REIT may satisfy the foregoing obligation with respect to any Net Cash Proceeds prior to the expiration of the relevant 365-day period (as such period may be extended in accordance with this Indenture). Nothing in this paragraph shall preclude ESH REIT from making an Asset Sale Offer even if the amount of Excess Proceeds not previously subject to an Asset Sale Offer pursuant to this Section 4.11 covenant totals less than $25,000,000.

(f) ESH REIT will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, ESH REIT will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Limitation on Transactions with Affiliates.

(a) ESH REIT shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of ESH REIT or any Restricted Subsidiary, in each case involving consideration in excess of $10,000,000 (in one transaction or a series of related transactions), except upon terms that are not materially less favorable to ESH REIT or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a Holder or an Affiliate.

(b) The limitation set forth in Section 4.12(a) does not limit, and shall not apply to:

(1) transactions approved by a majority of the disinterested, independent directors of the Board of Directors of ESH REIT;

(2) any transaction solely between ESH REIT and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

(3) the payment of reasonable fees and compensation (including through the issuance of Capital Stock) to, and indemnification and similar arrangements on behalf of, current, former or future directors, officers, employees or consultants of ESH REIT, the Corporation or any Restricted Subsidiary;

(4) any Restricted Payment not prohibited by Section 4.09 and Investments constituting Permitted Investments;

(5) any contracts, instruments or other agreements or arrangements in each case as in effect on the Issue Date, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to ESH REIT and the Restricted Subsidiaries at the time executed than the original agreement or arrangements as in effect on the Issue Date;

(6) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by ESH REIT or any Restricted Subsidiary with current, former or future officers and employees of ESH REIT, the Corporation or such Restricted Subsidiary and the payment of compensation to officers and employees of ESH REIT, the Corporation or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(7) loans and advances to officers and employees of ESH REIT, the Corporation or any Restricted Subsidiary or Guarantees in respect thereof (or cancellation of such loans, advances or Guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;

(8) transactions with a Person that is an Affiliate of ESH REIT solely because ESH REIT or a Restricted Subsidiary, directly or indirectly, owns Capital Stock of, or controls, such Person;

(9) any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(10) the issuance and sale of Capital Stock, including options, warrants or other rights to acquire such shares of Capital Stock (other than Disqualified Stock), of ESH REIT to the Corporation in connection with the Extended Stay America, Inc. 2013 Long-Term Incentive Plan, or any successor plan approved by the stockholders of the Corporation;

(11) the purchase of Capital Stock of the Corporation in connection with the ESH Hospitality, Inc. 2013 Long-Term Incentive Plan, or any successor plan approved by the stockholders of ESH REIT;

(12) entering into or modifying leases or related agreements among ESH REIT, the Corporation and any Restricted Subsidiary with terms that permit the leases or related agreements to comply with requirements applicable to real estate investment trusts under the Code, including the requirement that the leases be respected as “true leases” under the Code, and to enable ESH REIT to avoid the payment of any tax provided that such new or modified leases or related agreements are on terms that, taken as a whole, are not materially less favorable to ESH REIT or the relevant Restricted Subsidiary than those that might reasonably have been obtained at such time from a Person that is not an Affiliate;

(13) transactions with suppliers, joint venture partners, limited liability companies, other entities or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to ESH REIT and its Restricted Subsidiaries in the reasonable determination of majority of the disinterested, independent directors of the Board of Directors of ESH REIT, and are on terms that, taken as a whole, are not materially less favorable to ESH REIT or the relevant Restricted Subsidiary than those that might reasonably have been obtained at such time from a Person that is not an Affiliate;

(14) any merger, consolidation or reorganization of ESH REIT or a Restricted Subsidiary (otherwise permitted by this Indenture) with a Restricted Subsidiary solely for the purpose of changing the domicile of ESH REIT or a Restricted Subsidiary; or

(15) Indebtedness to the extent permitted by Section 4.08(4)(20).

(c) Notwithstanding Section 4.12(a) and 4.12(b), any transaction or series of related transactions covered by Section 4.12(a) and not covered by clauses (2) through (15) of Section 4.12(b), the aggregate amount of which exceeds $25,000,000 in value must be approved or determined to be fair in the manner provided for in Section 4.12(b)(1);

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) ESH REIT shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by ESH REIT or any of its Restricted Subsidiaries;

(2) pay any Indebtedness owed to ESH REIT or any of its Restricted Subsidiaries;

(3) make loans or advances to ESH REIT or any of its Restricted Subsidiaries; or

(4) transfer its property or assets to ESH REIT or any of its Restricted Subsidiaries.

(b) Section 4.13(a) shall not restrict any encumbrances or restrictions:

(1) existing under, by reason of or with respect to, this Indenture, the Revolving Credit Facility, the Term Loan, the Mortgage Loan Agreement and any other agreement in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that in the determination of ESH REIT made in good faith (which determination will be conclusive and binding absent manifest error) the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially more restrictive, taken as a whole, than those contained in the Revolving Credit Facility, the Term Loan, the Mortgage Loan Agreement or such other agreements, as applicable, as in effect on the Issue Date;

(2) existing under, by reason of or with respect to any other Indebtedness of the Restricted Subsidiaries permitted under this Indenture; provided, however, that ESH REIT has determined in good faith (which determination will be conclusive and binding absent manifest error) that the encumbrances and restrictions contained in the agreement or agreements governing the other Indebtedness are not materially more restrictive, taken as a whole, than those contained in customary comparable financings and will not impair in any material respect ESH REIT’s and the Subsidiary Guarantors’ ability to make payments on the Notes when due;

(3) existing with respect to any Person or the property or assets of such Person acquired by ESH REIT or any of its Restricted Subsidiaries, existing at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition as determined by ESH REIT in good faith (which determination will be conclusive and binding absent manifest error);

(4) existing under, by reason of or with respect to provisions in joint venture, partnership, operating or similar agreements;

(5) existing under, by reason of or with respect to, this Indenture, the Notes or the Guaranties;

(6) existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;

(7) existing under or by reason of Permitted Liens;

(8) in the case of Section 4.13(a)(4):

(i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(ii) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of ESH REIT or any of its Restricted Subsidiary not otherwise prohibited by this Indenture,

(iii) existing under, by reason of or with respect to (1) purchase money obligations for property acquired in the ordinary course of business or (2) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or

(iv) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of ESH REIT or any of its Restricted Subsidiaries in any manner material to ESH REIT and its Restricted Subsidiaries taken as a whole;

(9) any encumbrance or restriction with respect to a Restricted Subsidiary which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of ESH REIT or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(10) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;

(11) with respect to a Foreign Subsidiary, entered into in the ordinary course of business or pursuant to the terms of Indebtedness of a Foreign Subsidiary that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;

(12) contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(13) restrictions on cash or other deposits (i) imposed by persons under contracts entered into in the ordinary course of business or for whose benefit such cash or deposit exists, (ii) or net worth imposed by customers under contracts entered into in the ordinary course of business or (iii) that arise in connection with Permitted Investments;

(14) restrictions or conditions contained in any trading, netting, operating, construction, service, supple, purchase sale, or other agreement entered into in the ordinary course of business; provided such agreement restricts the encumbrance of solely the property or assets that are the subject of such agreement, the payment rights thereunder or the proceeds thereof;

(15) which prohibit the payment or making of dividends or other distributions other than on a pro rata basis; and

(16) in connection with and pursuant to permitted extensions, refinancings, renewals or replacements of restrictions imposed pursuant to clauses (1) through (15) of this Section 4.13(b); provided, that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are being extended, refinanced, renewed or replaced.

(c) Nothing contained in this Section 4.13 shall prevent ESH REIT or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of ESH REIT or any of its Restricted Subsidiaries that secure Indebtedness of ESH REIT or any of its Restricted Subsidiaries. For purposes of determining compliance with this Section 4.13, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Future Guaranties by Restricted Subsidiaries.

(a) ESH REIT will cause each Restricted Subsidiary that is not a Subsidiary Guarantor that borrows under or Guarantees the Revolving Credit Facility or the Term Loan on the Issue Date, and any domestic Restricted Subsidiary that is not a Subsidiary Guarantor that borrows under or Guarantees a Credit Facility, to, within 30 days thereof, execute and deliver to the Trustee a Supplemental Indenture substantially in the form set forth in Exhibit E to this Indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture and deliver an Opinion of Counsel that the Supplemental Indenture constitutes a valid and binding obligation enforceable against such Restricted Subsidiary.

(b) Any Subsidiary Guaranty shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer, to any Person that is not a Subsidiary of ESH REIT of Capital Stock held by ESH REIT in, or all or substantially all the assets of, or any merger or consolidation involving such Subsidiary Guarantor (which sale, exchange, merger or transfer is not prohibited by this Indenture) such that, immediately after giving effect to such transaction, such Subsidiary Guarantor would no longer constitute a Subsidiary of ESH REIT,

(2) the merger or consolidation of a Subsidiary Guarantor with (a) ESH REIT or (b) any other Subsidiary Guarantor (provided that the surviving entity remains or becomes a Subsidiary Guarantor),

(3) ESH REIT properly designating any Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture,

(4) the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,

(5) a liquidation or dissolution of a Subsidiary Guarantor permitted under this Indenture, or

(6) the release or discharge of the Guarantee or Indebtedness that resulted in the creation of such Subsidiary Guaranty and any other Guarantee by such Subsidiary of any Credit Facility, except a discharge or release by or as a result of payment under such Guarantee.

(c) In addition, any Subsidiary Guaranty shall be automatically and unconditionally released and discharged if such Subsidiary ceases to borrow under or guarantee obligations under any Credit Facility.

Reports to Holders.

(a) For so long as any Notes are outstanding, if ESH REIT is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, ESH REIT will deliver to the Trustee the annual reports, quarterly reports and other documents which it is required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that ESH REIT files the same with the SEC. If ESH REIT is not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any Notes are outstanding, ESH REIT will deliver to the Trustee the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) disclosure that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q required to be filed with the SEC if ESH REIT was subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to ESH REIT at that time pursuant to applicable SEC rules and regulations. The reports and other documents of ESH REIT may be included in joint reports of ESH REIT and the Corporation, so long as such reports contain all disclosures and information that ESH REIT would be required to include pursuant to this reporting covenant if ESH REIT were reporting separately.

(b) Reports and other documents filed with the SEC via the EDGAR system (or any successor electronic reporting system of the SEC accessible to the public without charge) will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including ESH REIT’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c) Notwithstanding anything herein to the contrary, ESH REIT will not be deemed to have failed to comply with any provision of this reporting covenant for purposes of Section 6.01(5) as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due and until such 90th day, such late filing or provision also shall not constitute a Default for purpose of this Indenture.

Suspension of Covenants. During a Suspension Period, ESH REIT and the Restricted Subsidiaries shall not be subject to Sections 4.08, 4.09, 4.11, 4.12, 4.13, 4.14 or 5.01(a)(3) (each a “Suspended Covenant”). During any Suspension Period, each Guaranty shall also be suspended.

“Suspension Period” means any period (1) beginning on the date that:

(A) the Notes have Investment Grade Status;

(B) no Default or Event of Default has occurred and is continuing; and

(C) ESH REIT has delivered an Officer’s Certificate to the Trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied;

and (2) ending on the date (the “Reversion Date”) that the Notes cease to have Investment Grade Status.

On each Reversion Date, all dividend blockages incurred during the Suspension Period prior to such Reversion Date shall be deemed to have been outstanding on the Issue Date.

For purposes of calculating the amount available to be made as Restricted Payments under Section 4.09(a)(4)(C), calculations under that clause shall be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (16) of Section 4.09(b), shall reduce the amount available to be made as Restricted Payments under Section 4.09(a)(4)(C); provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Funds From Operations during the Suspension Period for the purpose of Section 4.09(a)(4)(C)(i), and (y) the items specified in Sections 4.09(a)(4)(C)(i)-(vi) that occur during the Suspension Period shall increase the amount available to be made as Restricted Payments under Section 4.09(a)(4)(C). Any Restricted Payment made during the Suspension Period that is of the type described in Section 4.09(b) (other than the Restricted Payment referred to in clauses (1) or (2) of Section 4.09(b) or any exchange for, or out of the proceeds of Capital Stock for Capital Stock or Indebtedness referred to in clause (4) or (5) of Section 4.09(b)), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (4) and (5) of Section 4.09(b) (adjusted to avoid double counting) shall not be included in calculating the amounts permitted to be incurred under Section 4.09(a)(4)(C) on each Reversion Date.

For purposes of Section 4.11, on each Reversion Date, the unutilized Excess Proceeds shall be reset to zero.

Subject to the foregoing, no Default or Event of Default shall be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by ESH REIT or any Restricted Subsidiaries thereof, or events occurring, during the Suspension Period.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified as having been Incurred in compliance with paragraphs (a), (b) and (c) of Section 4.08, and to the extent such Indebtedness would not be so permitted to be Incurred in compliance with paragraphs (a), (b) and (c) of Section 4.08, such Indebtedness will be classified as having been Incurred pursuant to paragraph (d)(6) of that covenant.

The Trustee shall have no obligation to (i) independently determine or verify if a Suspension Period or a Reversion Date has occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on ESH REIT and its Restricted Subsidiaries’ future compliance with covenants or (iii) notify Holders of the commencement of the Suspension Period or the Reversion Date.

SUCCESSOR CORPORATION

Consolidation Merger and Sale of Assets.

(a) ESH REIT shall not consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially of its and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person (other than a Restricted Subsidiary) to merge with or into it unless:

(1) ESH REIT shall be the continuing Person, or the Person (if other than ESH REIT) formed by such consolidation or into which ESH REIT is merged or that acquired such property and assets of ESH REIT shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of ESH REIT with respect to the Notes and under this Indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of ESH REIT with respect to the Notes and under this Indenture);

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Four Quarter Period, on a pro forma basis ESH REIT, or any Person becoming the successor obligor of the Notes, as the case may be, (a) could Incur at least $1.00 of Indebtedness under paragraphs (a) and (c) of Section 4.08 without giving effect to the proviso in such paragraph (c), or (b) the ratios in Sections 4.08(a) and 4.08(c) are better than immediately prior to such transaction; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into ESH REIT or a Wholly Owned Restricted Subsidiary; and

(4) ESH REIT delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against ESH REIT, or the Person (if other than ESH REIT) formed by such consolidation or into which ESH REIT is merged or that acquired all or substantially all of ESH REIT’s and its Restricted Subsidiaries’ property and assets;

provided, however, that clause (3) above does not apply if the principal purpose of such transaction is to change the state of domicile of ESH REIT; provided, further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

(b) ESH REIT shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its property and assets to any Person, unless:

(1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the Notes or its Subsidiary Guaranty, as applicable; provided, however, that the foregoing requirement shall not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to ESH REIT or a Restricted Subsidiary), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith ESH REIT provides an Officer’s Certificate to the Trustee to the effect that ESH REIT will comply with its obligations under Section 4.11;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) ESH REIT delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against ESH REIT, the Subsidiary Guarantors and the surviving Persons.

(c) Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or ESH REIT, (ii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor, or (iii) engage in a merger or transaction the principal purpose of which is to change the state of domicile of the Subsidiary Guarantor.

(d) Upon any such consolidation, combination or merger of ESH REIT or a Guarantor, or any such sale, conveyance, transfer or other disposition of all or substantially all of the assets of ESH REIT in accordance with this Section 5.01, in which ESH REIT or such Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which ESH REIT or such Guarantor is merged or the entity to which the sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, ESH REIT or such Guarantor under this Indenture, the Notes and the Guaranties with the same effect as if such surviving entity had been named therein as ESH REIT or such Guarantor and ESH REIT or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guaranty, as the case may be, and all of ESH REIT’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guaranty, if applicable.

DEFAULT AND REMEDIES

Events of Default. Each of the following is an “Event of Default”:

(1) default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Note when due and payable, and such default continues for a period of 30 days;

(3) ESH REIT does not comply with its obligations under Section 5.01;

(4) ESH REIT fails to make or consummate a Change of Control Offer following a Change of Control when required under Section 4.07;

(5) ESH REIT or Restricted Subsidiaries default in the performance of or breach any other covenant or agreement of ESH REIT or the Restricted Subsidiaries in this Indenture or under the Notes (other than a default specified in clause (1), (2), (3) or (4) above) and such default or breach continues for 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(6) there occurs with respect to any issue or issues of Indebtedness of ESH REIT or any Significant Subsidiary of ESH REIT (other than Indebtedness owing to ESH REIT or a Significant Subsidiary) having an outstanding principal amount of $100,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(7) any final and non-appealable judgment or order for the payment of money (not covered by insurance) in excess of $25,000,000 in the aggregate for all such final judgments or orders against all such Persons:

(i) shall be rendered against ESH REIT or any Significant Subsidiary of ESH REIT and shall not be paid or discharged and

(ii) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(8) a court of competent jurisdiction enters a decree or order for:

(i) relief in respect of ESH REIT or any Significant Subsidiary of ESH REIT in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,

(ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ESH REIT or any Significant Subsidiary of ESH REIT or for all or substantially all of the property and assets of ESH REIT or any Significant Subsidiary of ESH REIT or

(iii) the winding up or liquidation of the affairs of ESH REIT or any Significant Subsidiary of ESH REIT and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(9) ESH REIT or any Significant Subsidiary of ESH REIT:

(i) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ESH REIT or such Significant Subsidiary of ESH REIT or for all or substantially all of the property and assets of ESH REIT or such Significant Subsidiary of ESH REIT or

(iii) effects any general assignment for the benefit of its creditors.

Acceleration. If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 that occurs with respect to ESH REIT) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to ESH REIT (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (6) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to clause (6) of Section 6.01 shall be remedied or cured by ESH REIT or the relevant Significant Subsidiary of ESH REIT or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (8) or (9) of Section 6.01 occurs with respect to ESH REIT, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding Notes by written notice to ESH REIT and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if:

(x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Waiver of Past Defaults. Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by written notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(1) or (2). ESH REIT shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that the Trustee may require indemnity satisfactory to it to be furnished prior to taking such action. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction received from the Holders of Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it from each of ESH REIT and the Guarantors against any loss or expense caused by taking such action or following such direction.

Limitation on Suits. No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against ESH REIT or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to ESH REIT, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due hereunder, including under Section 7.07;

Second: to the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

Third: to ESH REIT or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, ESH REIT, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

TRUSTEE

Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of Section 7.01(b).

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with ESH REIT. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or unless otherwise agreed with ESH REIT.

(g) In the absence of negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may rely conclusively on any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The Trustee shall not be bound to confirm or make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to ESH REIT, to examine, during normal business hours, the books, records, and premises of ESH REIT, personally or by agent or attorney at the sole cost of ESH REIT, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j) Except with respect to Sections 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of ESH REIT with respect to the covenants contained in Article IV and Article V. In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) if the Trustee is the Paying Agent, any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default actually known to a Responsible Officer.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee may request that ESH REIT deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; provided, however, that ESH REIT shall not be required to deliver such certificate if an accurate certificate setting forth the names of authorized individuals and/or titles of officers is on file with the Trustee.

Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with ESH REIT, its Subsidiaries or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee shall comply with Sections 7.10 and 7.11.

Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for ESH REIT’s use of the proceeds from the Notes, and it shall not be responsible for any statement of ESH REIT in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

Notice of Default. If a Default occurs and is continuing and is deemed to be known to the Trustee pursuant to Section 7.02(j), the Trustee shall mail or otherwise provide in accordance with the procedures of the Depository to each Holder notice of the uncured Default within 60 days after the Trustee is deemed to know such Default occurred. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment pursuant to an Asset Sale Offer and/or Change of Control Offer or a Default in complying with the provisions of Article V, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

[Reserved].

Compensation and Indemnity. ESH REIT shall pay to the Trustee from time to time such compensation as ESH REIT and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. ESH REIT shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

ESH REIT shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them, arising out of or in connection with this Indenture including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify ESH REIT promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. Failure to provide such notice shall not relieve ESH REIT of its obligations in this Section 7.07 except to the extent that the failure to notify ESH REIT impairs ESH REIT’s ability to successfully defend such claim. ESH REIT may, at the request of the Trustee, defend the claim and the Trustee shall cooperate in the defense; provided that the Trustee and its agents subject to the claim may have separate counsel and ESH REIT shall pay the reasonable fees and expenses of such counsel; provided, however, that ESH REIT shall not be required to pay such fees and expenses if (a) ESH REIT assumes the Trustee’s defense, (b) there is no conflict of interest between ESH REIT and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee, (c) there are no legal defenses available to the Trustee that are different from or that are in addition to those available to ESH REIT, and (d) if all parties commonly represented agree as to the action (or inaction) of counsel. ESH REIT need not pay for any settlement made without its written consent. ESH REIT need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence or willful misconduct.

Notwithstanding anything to the contrary in this Indenture, to secure ESH REIT’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(8) or 6.01(9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and the appointment of a successor Trustee.

Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with 30 days prior written notice by so notifying ESH REIT in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying ESH REIT in writing and the Trustee and may appoint a successor Trustee. ESH REIT may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, ESH REIT shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 7.08. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by action of the Holders of a majority in principal amount of the outstanding Notes delivered to ESH REIT and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of this Section 7.08, become the successor Trustee and to that extent supersede the successor Trustee appointed by ESH REIT.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to ESH REIT. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail (or otherwise deliver in accordance with the procedures of the Depository) notice of its succession to each Holder.

If a successor Trustee does not take office within 30 days after notice of the resignation or removal of the Trustee is given, the retiring Trustee, ESH REIT or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of ESH REIT.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement, removal, or resignation of the Trustee pursuant to this Section 7.08, ESH REIT’s obligations under Section 7.07 (and the obligations of the Guarantors with respect to such obligations of ESH REIT) shall continue for the benefit of the retiring Trustee.

Successor Trustee by Merger, Etc. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Eligibility, Disqualification. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (together with its corporate parent) of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Preferential Collection of Claims Against ESH REIT. The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

DISCHARGE OF INDENTURE, DEFEASANCE

Termination of ESH REIT’s Obligations. ESH REIT may terminate its obligations under the Notes and this Indenture and the obligations of the Subsidiary Guarantors under the Guaranties and this Indenture, and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

(1) either

(A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by ESH REIT and thereafter repaid to ESH REIT or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Trustee for cancellation (y) have become due and payable or (z) will become due and payable within one year, or are to be called for redemption within one year, under arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of ESH REIT, and ESH REIT has irrevocably deposited or caused to be deposited with the Trustee U.S. legal tender, U.S. Government Obligations or a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by ESH REIT, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable written instructions from ESH REIT directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) ESH REIT has paid all other sums payable under this Indenture by ESH REIT and the Subsidiary Guarantors, and

(3) ESH REIT has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

In the case of clause (B) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, ESH REIT’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, ESH REIT’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of ESH REIT’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

Legal Defeasance and Covenant Defeasance.

(a) ESH REIT may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b) Upon ESH REIT’s exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), ESH REIT and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that ESH REIT and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guaranties, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Guaranties and this Indenture (and the Trustee, on demand of and at the expense of ESH REIT, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii) ESH REIT’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 4.02 hereof;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and ESH REIT’s obligations in connection therewith; and

(iv) the provisions of this Article VIII applicable to Legal Defeasance.

Subject to compliance with this Article VIII, ESH REIT may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

(c) Upon ESH REIT’s exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c), ESH REIT and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of ESH REIT), 4.04, 4.07 through 4.16 and clause (3) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, ESH REIT and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon ESH REIT’s exercise under Section 8.02 (a) hereof of the option applicable to this Section 8.02 (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (3), (4), (5), (6) and (7) of Section 6.01 shall not constitute Events of Default.

Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

(1) ESH REIT shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by ESH REIT, to pay the principal of and interest and premium, if any, on the Notes on the stated date for payment or on the redemption date of the Notes;

(2) in the case of Legal Defeasance, ESH REIT shall have delivered to the Trustee an Opinion of Counsel in the United States of America confirming that:

(a) ESH REIT has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, ESH REIT shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders and beneficial owners will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the deposited funds in connection therewith);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other agreement or instrument (other than this Indenture) to which ESH REIT or any of its Significant Subsidiaries is a party or by which ESH REIT or any of its Significant Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the deposited funds in connection therewith);

(6) ESH REIT shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other creditors of ESH REIT or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7) ESH REIT shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with.

Application of Trust Money. Subject to Section 8.05, the Trustee or Paying Agent shall hold in trust all U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with ESH REIT.

ESH REIT shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to ESH REIT from time to time upon ESH REIT’s request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Repayment to ESH REIT. The Trustee and the Paying Agent shall pay to ESH REIT upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to ESH REIT, Holders entitled to such money shall look to ESH REIT for payment as general creditors unless an applicable law designates another Person.

Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, ESH REIT’s obligations under this Indenture, the Notes and the Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article VIII; provided that if ESH REIT has made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, ESH REIT shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Without Consent of Holders.

(a) ESH REIT, the Subsidiary Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guaranties without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for the assumption by a successor of the obligations of ESH REIT or any Subsidiary Guarantor under this Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties or to secure the Notes or to confirm or evidence the release, termination or discharge of any Guaranty of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(5) to add to the covenants of ESH REIT or a Restricted Subsidiary for the benefit of the Holders or to surrender any right or power conferred upon ESH REIT or a Restricted Subsidiary;

(6) to make any change that provides for additional rights or benefits to the holders of the Notes or does not adversely affect the rights of any holder in any material respect, as evidenced by an Officer’s Certificate delivered to the Trustee (upon which it may fully rely);

(7) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(9) to conform the text of this Indenture, the Guaranties or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, as set forth in an Officer’s Certificate;

(10) to evidence and provide for the acceptance of appointment by a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(11) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes; provided, that the action shall not adversely affect the interests of the holders of Notes in any material respect;

(12) to provide for a reduction in the minimum denominations of the Notes;

(13) to comply with the rules of any applicable securities depositary; or

(14) to provide for the issuance of Additional Notes and related Guaranties in accordance with the limitations set forth in this Indenture.

With Consent of Holders.

(a) Subject to Section 6.07, ESH REIT, the Guarantors and the Trustee, together, with the consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may amend or supplement this Indenture, the Notes or the Guarantees, without notice to or the consent of any other Holders. Subject to Section 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Guarantees without notice to or the consent of any other Holders.

(b) Notwithstanding Section 9.02(a), without the consent of each Holder affected thereby, no amendment or waiver may:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2) reduce the principal amount of, or premium, if any, or interest on, any Note;

(3) change the place of payment of principal of, or premium, if any, or interest on, any Note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(5) reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);

(7) voluntarily release a Subsidiary Guarantor of the Notes, except as permitted by this Indenture;

(8) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary, pursuant to Sections 6.02 and 6.04, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults; or

(9) modify or change any provisions of this Indenture affecting the ranking of the Notes as to right of payment or the Guaranties thereof in any manner adverse to the Holders of the Notes.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, ESH REIT shall provide to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of ESH REIT to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

[Reserved].

Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Holder’s Note by notice to the Trustee or ESH REIT received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

ESH REIT may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. ESH REIT shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, ESH REIT may require the Holder of the Note to deliver it to the Trustee. ESH REIT shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at ESH REIT’s expense. Alternatively, if ESH REIT or the Trustee so determines, ESH REIT in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and all conditions precedent thereto have been compiled with. Such Opinion of Counsel shall be at the expense of ESH REIT.

GUARANTY

Guaranty. Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of ESH REIT hereunder or thereunder, that: (a) the principal (and any premium) of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of ESH REIT to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against ESH REIT, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of ESH REIT, any right to require a proceeding first against ESH REIT, protest, notice and all demands whatsoever and covenant that this Guaranty shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to ESH REIT, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either ESH REIT or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guaranty.

Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guaranty of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Guaranty or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to any Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent transfer or conveyance or such unlawful shareholder distribution. Each Guarantor that makes a payment for distribution under its Guaranty is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

Execution and Delivery of Guaranty. To evidence its Guaranty set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guaranty substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer.

Each Guarantor hereby agrees that its Guaranty set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty.

If an Officer whose signature is on this Indenture or on the Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantors.

In addition, ESH REIT shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.14, and each Subsidiary of ESH REIT that ESH REIT causes to become a Subsidiary Guarantor pursuant to Section 4.14, to promptly execute and deliver to the Trustee a Supplemental Indenture substantially in the form set forth in Exhibit E to this Indenture evidencing its Subsidiary Guaranty on substantially the terms set forth in this Article X. Concurrently therewith, ESH REIT shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such Restricted Subsidiary.

Release of a Guarantor. A Guarantor shall be automatically and unconditionally released from its obligations under its Guaranty and its obligations under this Indenture in the event of:

(1) any sale, exchange or transfer, to any Person that is not a Subsidiary of ESH REIT of Capital Stock held by ESH REIT in, or all or substantially all the assets of, or any merger of consolidation involving such Subsidiary Guarantor (which sale, exchange, merger or transfer is not prohibited by this Indenture) such that, immediately after giving effect to such transaction, such Subsidiary Guarantor would no longer constitute a Subsidiary of ESH REIT,

(2) the merger or consolidation of a Subsidiary Guarantor with (a) ESH REIT or (b) any other Subsidiary Guarantor (provided that the surviving entity remains or becomes a Subsidiary Guarantor),

(3) ESH REIT properly designating any Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture,

(4) the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,

(5) a liquidation or dissolution of a Subsidiary Guarantor permitted under this Indenture, or

(6) the release or discharge of the Guarantee or Indebtedness that resulted in the creation of such Subsidiary Guaranty and any other Guarantee by such Subsidiary of any Credit Facility, except a discharge or release by or as a result of payment under such Guarantee.

The Trustee may execute an appropriate instrument prepared by ESH REIT evidencing the release of a Guarantor from its obligations under its Guaranty and this Indenture upon receipt of a request by ESH REIT or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of ESH REIT.

Subject to Article V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into ESH REIT (in which case such Guarantor shall no longer be a Guarantor) or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to ESH REIT or another Guarantor.

MISCELLANEOUS

Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopy or email (in PDF format) or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to ESH REIT or a Guarantor:

ESH Hospitality, Inc.

100 Dunbar Street

Spartanburg, SC 29306

Facsimile No.: (980) 335-3339

Attention: John R. Dent, General Counsel

with a copy to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Facsimile No.: (202) 637 5910

Attention: Eve N. Howard

if to the Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor

MSNYC 60-1630

New York, New York 10005

Facsimile No.: (732) 578-4635

Attention: Corporate Team – ESH Hospitality, Inc.

Each of ESH REIT, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to ESH REIT, the Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if faxed or delivered by electronic mail (in PDF format); five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder (whether by mail or otherwise), so long as no Physical Notes are outstanding such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depository.

Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guaranties. ESH REIT, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

Certificate and Opinion as to Conditions Precedent. Upon any request or application by ESH REIT to the Trustee to take any action under this Indenture, ESH REIT shall furnish to the Trustee at the request of the Trustee:

(1) an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signer, all conditions precedent to be performed or effected by ESH REIT, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.05, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Rules by Paying Agent or Registrar. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

Legal Holidays. In any case where any date on which a payment under this Indenture is required to be made shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the first such date, and no interest shall accrue on such payment for the intervening period.

Governing Law; Waiver of Jury Trial. This Indenture, the Notes and the Guaranties will be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto and the Holders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, the Guaranties or the transaction contemplated hereby.

No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of ESH REIT or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ESH REIT or the Guarantors in this Indenture, or in any of the Notes or Guaranties or because of the creation of any Indebtedness represented hereby, shall be had against any past, present or future incorporator, stockholder, member, officer, director, employee or controlling person of ESH REIT or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

Successors. All agreements of ESH REIT and the Subsidiary Guarantors in this Indenture, the Notes and the Guaranties shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Guaranties shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

ESH HOSPITALITY, INC.

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Chief Financial Officer

EXTENDED STAY LLC, as Guarantor

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Treasurer and Vice President

CP ESH INVESTOR, LLC, as Guarantor

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Treasurer and Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

By:	/s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

ESH HOSPITALITY, INC.

5.25% Senior Notes due 2025

CUSIP No.

No. [ ] $[ ]

ESH HOSPITALITY, INC., a Delaware corporation (“ESH REIT”), for value received promises to pay to Cede & Co., or its registered assigns, the principal sum of [ ] DOLLARS [or such other amount as is provided in a schedule attached hereto]a on May 1, 2025.

Interest Payment Dates: May 1 and November 1, commencing November 1, 2015.

Record Dates: April 15 and October 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, ESH REIT has caused this Note to be signed manually or by facsimile by its duly authorized officer.

ESH HOSPITALITY, INC.
as Issuer,

By:
Name:
Title:

[a]	This language should be included only if the Note is issued in global form.

[FORM OF] TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.25% Senior Notes due 2025 described in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee,

By: Deutsche Bank National Trust Company

By:
Authorized Signatory

(Reverse of Note)

5.25% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”), promises to pay interest on the principal amount of this Note at 5.25% per annum from May 15, 2015, until maturity. ESH REIT will pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing November 1, 2015. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 15, 2015. ESH REIT shall pay interest on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. Method of Payment. ESH REIT will pay interest on the Notes to the Persons who are registered Holders at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. ESH REIT shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of ESH REIT maintained for such purpose [except that, at the option of ESH REIT, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of Notes].b Until otherwise designated by ESH REIT’s office or agency will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. ESH REIT may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, ESH REIT or any of its Subsidiaries may act in any such capacity.

SECTION 4. Indenture. ESH REIT issued the Notes under an Indenture dated as of May 15, 2015 (“Indenture”) by and among ESH REIT, the Subsidiary Guarantors and the Trustee. Subject to the terms of the Indenture, ESH REIT shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

[b]	To be included only in Physical Notes.

SECTION 5. Optional Redemption. Prior to May 1, 2020, ESH REIT will be entitled at its option to redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium as of, and any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of each Holder on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

On or after May 1, 2020, ESH REIT may redeem the Notes in whole or from time to time in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2020	102.625%
2021	101.750%
2022	100.875%
2023 and thereafter	100.000%

SECTION 6. Optional Redemption upon Equity Offerings. At any time prior to May 1, 2018, ESH REIT may redeem, on any one or more occasions, with all or a portion of the ESH REIT Attributable Proceeds of one or more Equity Offerings (within 90 days of the consummation of any such Equity Offering), up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) at a redemption price (expressed as a percentage of the aggregate principal amount of the Notes so redeemed) equal to 105.25% plus accrued and unpaid interest to but not including, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (excluding any additional Notes) must remain outstanding immediately after each such redemption.

SECTION 7. Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of any optional redemption of any Notes will be given to holders at their addresses, as shown in the Notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed. No Notes of $2,000 or less shall be redeemed in part. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption subject to Section 3.04 of the Indenture.

SECTION 8. Mandatory Redemption and Special Mandatory Redemption. ESH REIT shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, ESH REIT will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

ESH REIT is, subject to certain conditions and exceptions set forth in the Indenture, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date fixed for the closing of such offer, with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

SECTION 10. Denominations, Transfer Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and ESH REIT may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. ESH REIT and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, ESH REIT and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before the giving of a notice of redemption of Notes or during the period beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guaranties as provided in the Indenture.

SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing (other than as specified in clauses (8) and (9) of Section 6.01 of the Indenture that occurs with respect to ESH REIT), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable in accordance with the provisions of Section 6.02 of the Indenture. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (8) or (9) of Section 6.01 of the Indenture, with respect to ESH REIT, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without further action or notice. Holders of the

Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Subject to certain exceptions, the Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest in accordance with Section 7.05 of the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a Default in the payment of principal of, or interest on, any Note as specified in Sections 6.01(1) and (2) of the Indenture.

SECTION 14. Restrictive Covenants. The Indenture contains certain covenants as set forth in Article IV of the Indenture.

SECTION 15. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ESH REIT or the Guarantors in the Indenture, or in any of the Notes or Guaranties or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, member, officer, director, employee or controlling person of ESH REIT or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 16. Guaranties. This Note will be entitled to the benefits of certain Guaranties made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 19. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, ESH REIT has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 20. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ESH REIT will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint             agent to transfer this Note on the books of ESH REIT. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee

In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)	☐	to ESH REIT or a subsidiary thereof; or

(2)	☐

to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	outside the United States to a non-“U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)	☐	pursuant to an effective registration statement under the Securities Act;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of ESH REIT as defined in Rule 144 under the Securities Act (an “Affiliate”):

(6)	☐	The transferee is an Affiliate of ESH REIT.

Unless one of the foregoing items (1) through (6) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, ESH REIT or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or ESH REIT has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items (1) through (5) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding ESH REIT as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by ESH REIT pursuant to Section 4.07 or Section 4.11 of the Indenture, check the appropriate box:

Section 4.07 ☐             Section 4.11 ☐

If you want to elect to have only part of this Note purchased by ESH REIT pursuant to Section 4.07 or Section 4.11 of the Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof): $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTEc

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of the Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease	Signature of authorized officer of Trustee of Note custodian
(or increase)

c This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF LEGENDS

Each Global Note and Physical Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 2.15(e) of the Indenture:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO. BY ITS ACQUISITION OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN, THE HOLDER, FOR THE BENEFIT OF ESH REIT, (A) REPRESENTS THAT EITHER (1) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT) (A “QIB”) AND THAT IT IS ACQUIRING THIS NOTE OR A BENEFICIAL INTEREST HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN EACH CASE IN COMPLIANCE WITH RULE 144A, (2) IT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), IS NOT ACQUIRING THIS NOTE OR ANY BENEFICIAL INTERESTS HEREIN FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE OR A BENEFICIAL INTEREST HEREIN IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”) THAT IS ACQUIRING THIS NOTE OR A BENEFICIAL INTEREST HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER IAI, IN EACH CASE FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (B) ACKNOWLEDGES THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER, AND (C) AGREES THAT THIS NOTE AND ANY BENEFICIAL INTERESTS HEREIN MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ESH REIT OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS NOTE ONLY (1) TO ESH REIT OR ONE OF ITS SUBSIDIARIES, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN EACH CASE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE

SECURITIES ACT, (4) OUTSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN IAI THAT IS ACQUIRING THIS NOTE OR AN INTEREST HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER IAI, IN EACH CASE FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN EACH OF THE FOREGOING CASES, TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND, SUBJECT TO THE RIGHT OF ESH REIT AND THE NOTE REGISTRAR UNDER THE INDENTURE HEREINAFTER REFERRED TO PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (5) OR (6) ABOVE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE DELIVERY OF AN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO ESH REIT AND THE REGISTRAR, IN ADDITION TO THE CERTIFICATIONS AND, IF APPLICABLE, OPINION OF COUNSEL REQUIRED PURSUANT TO THE INDENTURE, AND (D) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OR OTHER TRANSFEREE OF THIS NOTE OR ANY BENEFICIAL INTERESTS HEREIN OF THE TRANSFER RESTRICTIONS SET FORTH IN CLAUSE (C) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.”

Each Global Note authenticated and delivered hereunder shall also bear the following legend (the “Global Note Legend”):

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ESH REIT OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.15 OF THE INDENTURE.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

EXHIBIT C

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

[            ],[    ]

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor

MSNYC 60-1630

New York, New York 10005

Attn: Corporate Team – ESH Hospitality, Inc.

Fax: 732-578-4635

Re:	ESH Hospitality, Inc. (“ESH REIT”)

[•]% Senior Notes due 2025 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[    ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You, as Trustee, ESH REIT, counsel for ESH REIT and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

C-1

Very truly yours

[Name of Transferor]

By:
Name:
Title:

C-2

EXHIBIT D

GUARANTY

For value received, each of the undersigned (including any successor Person under the Indenture) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of ESH REIT under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article X thereof, and this Guaranty. This Guaranty will become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guaranty shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 15, 2015, among ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”), the Subsidiary Guarantors named therein, as Guarantors, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guaranty and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guaranty and all of the other provisions of the Indenture to which this Guaranty relates.

No past, present or future incorporator, stockholder, member, officer, director, employee or controlling person of ESH REIT or the Guarantors or of any successor Person thereof, as such, shall have any liability for any obligations, covenant or agreement of such Guarantors under such Guarantors’ Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guaranty is subject to release upon the terms set forth in the Indenture.

D-1

IN WITNESS WHEREOF, each Guarantor has caused its Guaranty to be duly executed.

[ ]

By:
Name:

D-2

EXHIBIT E

Form of Supplemental Indenture in Respect of Subsidiary Guaranty

SUPPLEMENTAL INDENTURE, dated as of [            ] (this “Supplemental Indenture”), among ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”), [name of Subsidiary Guarantor(s)] (the “Subsidiary Guarantor(s)”) as Guarantors and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, ESH REIT, certain Guarantors (the “Existing Guarantors”) and the Trustee have heretofore become parties to an Indenture, dated as of May 15, 2015 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 5.25% Senior Notes due 2025 of ESH REIT (the “Notes”);

WHEREAS, Section 4.14 of the Indenture provides that ESH REIT is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor(s) shall guarantee ESH REIT’s Obligations under the Notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein and in Article X of the Indenture;

WHEREAS, [each][the] Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of ESH REIT, the obligations hereunder of which such Subsidiary Guarantor has guaranteed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor(s), ESH REIT and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.	Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.	Agreement to Guarantee. [The] [Each] Subsidiary Guarantor hereby agrees, jointly and severally with all other Guarantors and irrevocably, fully and unconditionally, to Guarantee ESH REIT’s Obligations under the Notes under the Indenture and the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3.	Termination, Release and Discharge. [The] [Each] Subsidiary Guarantor’s Subsidiary Guaranty shall terminate and be of no further force or effect, and [the] [each] Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guaranty, as and when provided in Section 10.04 of the Indenture.

4.	Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] Subsidiary Guarantor’s Subsidiary Guaranty or any provision contained herein or in Article X of the Indenture.

5.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE SUPPLEMENTAL GUARANTIES OR THE TRANSACTIONS CONTEMPLATION HEREBY.

6.	Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Subsidiary Guarantor(s) and ESH REIT, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Subsidiary Guarantor(s) and ESH REIT by action or otherwise, (iii) the due execution hereof by the Subsidiary Guarantor(s) and ESH REIT, or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7.	Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.	Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

9.	Enforceability. Each of the Subsidiary Guarantor(s) and ESH REIT hereby represents and warrants that this Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF SUBSIDIARY GUARANTOR(S)]
as Subsidiary Guarantor

By:
Name:
Title:

ESH HOSPITALITY, INC. as Issuer

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee,

By:
Name:
Title:

By:
Name:
Title: